UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ITONIS INC.
(Name of small business issuer in its charter)

NEVADA	7372	Not Applicable
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
incorporation or organization)	Classification Code Number)

Klimentska 10, 110 00 Prague 1, Czech Republic
+420 296578180
Fax +420 296578199
(Address, including zip code, and telephone number, including area code, of principal executive offices)

Mr. Nicolas Lavaud, President
Klimentska 10, 110 00 Prague 1, Czech Republic
+420 296578180
Fax +420 296578199
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to: Michael H. Taylor, Esq.
Lang Michener LLP
1500 Royal Centre, 1055 West Georgia Street
Vancouver, British Columbia V6E 4N7
Tel: 604-689-9111

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement is declared effective.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1),(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Shares of Common Stock, par value $0.001 per share	12,454,657 shares	$0.125 per share	$1,556,832	$166.57

(1)

Total represents (i) 8,000,000 shares of common stock issued in connection with a private placement transaction completed by the Registrant on September 14, 2005; (ii) 2,977,528 shares of common stock issued in connection with a private placement transaction completed by the Registrant on November 16, 2005; (iii) 1,477,129 shares of common stock issued in connection with a private placement completed by the Registrant on April 10, 2006.

(2)

In the event of a stock split, stock dividend or similar transaction involving the common shares of the Registrant in order to prevent dilution, the number of shares registered shall be automatically increased to cover additional shares in accordance with Rule 416(a) under the Securities Act.

(3)

The Proposed Maximum Offering Price Per Share is calculated in accordance with Rule 457(h) of the Securities Act, based upon the sales price of the Shares, being the most recent sales price of shares of the Registrant’s common stock. The Proposed Aggregate Maximum Aggregate Offering Price is based on the Proposed Maximum Offering Price Per Share times the total number of shares of Common Stock to be registered. These amounts are calculated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell or offer these securities until the registration statement of which this prospectus forms a part filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED ◆, 2006

PROSPECTUS

ITONIS INC.

12,454,657 SHARES OF COMMON STOCK

This prospectus relates to the resale of up to 12,454,657 shares of common stock of ITonis Inc. that may be offered and sold, from time to time, by the selling stockholders identified in this prospectus. These shares were issued in three separate private transactions, as follows:

1.	8,000,000 shares were issued in a private placement transaction that completed on September 14, 2005;

2.	2,977,528 shares were issued in a private placement transaction that completed on November 16, 2005; and

3.	1,477,129 shares were issued in a private placement transaction that completed on April 10, 2006.

These transactions are described in this prospectus under “Selling Stockholders.”

Our common stock is not presently traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. We anticipate seeking sponsorship for the trading of our common stock on the National Association of Securities Dealers OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize. The selling stockholders are required to sell our shares at $0.125 per share until our shares are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, and thereafter at prevailing market prices, prices related to such prevailing market prices or privately negotiated prices. For additional information on the methods of sale, see “Plan of Distribution”.

We will not receive any proceeds from this offering. We agreed to bear substantially all of the expenses in connection with the registration and resale of the shares offered hereby (other than selling commissions).

The purchase of the securities offered by this Prospectus involves a high degree of risk. You should invest in our shares of common stock only if you can afford to lose your entire investment. You should carefully read and consider the section of this prospectus entitled “Risk Factors” beginning on page 9 before buying any shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offence.

The date of this prospectus is: ◆, 2006

TABLE OF CONTENTS

PAGE

SUMMARY	1

RISK FACTORS	6

As we have yet to commercially deploy the ITonis video solution, there is no assurance that we will ever achieve revenues from the licensing or sales of the ITonis video solution.	6
If we are unable to obtain additional financing to execute our plan of operations, then we will not have sufficient funds with which to carry out our plan of operations and our business will most likely fail.	6
As we have a limited operating history and our ability to exploit the ITonis video solution is untested, we may never earn revenues or achieve profitability from the licensing or sales of the ITonis video solution	6
As we are a start-up company in the development stage without an established technology, there can be no assurance that our business will be successful.	7
If we are not able to enter into arrangements with strategic partners for implementing Internet video solutions for Internet service providers, then our plans to generate revenues from Internet service providers who would use our ITonis video solution to outsource Internet video services will fail	7
We have a history of losses and negative cash flows, which is likely to continue unless the ITonis video solution gains sufficient market acceptance to generate a commercially viable level of sales.	7
If our operating expenses are greater than anticipated, then we will have less funds with which to pursue our plan of operations and our additional financing requirements will be greater than anticipated.	7
As there is a substantial doubt as to our ability to continue as a going concern, there is a significant risk that our business will fail	8
Substantially all of our assets and our directors and officers are located outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or our directors and officers	8
We operate in a highly competitive industry and our failure to compete effectively may adversely affect our ability to generate revenue.	8
The ability of our ITonis video solution to be successfully deployed in commercial operations is contingent upon the widespread market penetration of broadband Internet access.	8
If we are not able to successful integrate Digital Right Management, or DRM, into our ITonis video solution, then video content owners and distributors may not trust our solution for the delivery of proprietary video content via the Internet with the result that potential customers may refuse to by our products or deploy our ITonis video solution for the delivery of on-demand video	8
We could lose our competitive advantages if we are not able to protect any proprietary technology and intellectual property rights against infringement, and any related litigation could be time-consuming and costly.	9
Our products may become obsolete and unmarketable if we are unable to respond adequately to rapidly changing technology and customer demands.	9
If we fail to effectively manage our growth, our future business results could be harmed and our managerial and operational resources may be strained	10
If we lose the services of one of our officers, then we may not be able to carry out our plan of operations.	10
If government regulations are adopted that impose additional costs or requirements on our ability to provide our video solutions, then our cost of operations may be increased and we may not be able to carry out our plan of operations.	10
We have not paid any dividends and do not foresee paying dividends in the future	10
There is no active trading market for our common stock, and if a market for our common stock does not develop our investors will be unable to sell their shares.	10
For reasons outside our control, our stock price may be volatile.	11
Our common stock will be subject to the “Penny Stock” rules of the SEC, which will make transactions in our common stock cumbersome and may reduce the value of an investment in our common stock	11

FORWARD-LOOKING STATEMENTS	12

USE OF PROCEEDS	12

DETERMINATION OF OFFERING PRICE	12

DILUTION	13

SELLING STOCKHOLDERS	13

ii

iii

SUMMARY

As used in this prospectus: (i) unless the context otherwise requires, “we”, “us”, “our”, the “Company” or “ITonis” refers to ITonis Inc. and its subsidiaries; (ii) “SEC” refers to the Securities and Exchange Commission; (iii) “Securities Act” refers to the Securities Act of 1933, as amended; (iv) “Exchange Act” refers to the Securities Exchange Act of 1934, as amended; and (v) all dollar amounts refer to US dollars, unless otherwise indicated.

The following summary is not complete and does not contain all of the information that may be important to you. You should read the entire prospectus before making an investment decision relating to the purchase of our shares of common stock.

OUR BUSINESS

We are the owner of a suite of proprietary software applications that we refer to as the “ITonis video solution”. The ITonis video solution enables the on-demand delivery of video content, including television channels and videos, to consumers via broadband Internet for viewing on the consumer’s television.

Our business plan is to market and sell the ITonis video solution as a technology solution that will enable the on-demand delivery of video content via the Internet. The ITonis video solution is one of three components that are essential to the on-demand delivery of video content via broadband Internet, namely:

  the intellectual property rights to distribute the video content;

  a set-top box located near the consumer’s television that is connected to broadband Internet; and

  a technology solution that enables the on-demand delivery of the video content to the consumer’s television via the set top box.

We do not have any plans to engage in the business of acquiring intellectual property rights to distribute video content or manufacturing and selling set top boxes for televisions. Our focus will be on the marketing and sale of the ITonis video solution in circumstances where other parties will be responsible for the provision of the intellectual property rights to distribute the video content and the necessary set-top boxes.

The ITonis video solution is comprised of the following components, each of which will be achieved by the installation of our software applications on computer servers that are used to implement our video solution:

  the ITonis media acquisition system that allows the upload of video content onto media storage servers;

  ITonis media storage servers that provide for the storage of video and other media content;

  ITonis media streamers that provide for the streaming of video content in real time to the end consumer via the Internet;

  an ITonis television portal (“IPTV”) application server that provides the interface between the computer system and the ultimate consumer; and

  an ITonis service server that performs automatic maintenance tasks on the solution.

The ITonis video solution is designed to enable consumers to order on-demand video content in the following manner:

  the consumer will access their set-top box using a remote control;

  the set-top box will communicate with the ITonis video solution via the Internet;

  the consumer will be presented with the interface screens generated by the ITonis Television portal application server that will give the consumer a range of options to select video content on demand;

  the consumer will select a television channel or video content and the selection will be transmitted to the ITonis Television portal application server;

  the ITonis Television portal application server will initiate the broadcast of the video content to the consumer and will record the transaction as a purchase by the consumer of the video content; and

  the ITonis media streamers will access the ITonis media storage servers on which the video content is resident and stream the video content in real time to the consumer.

We have developed the basic functionality of ITonis video solution and have demonstrated the solution in a laboratory environment. However, we have not deployed the ITonis video solution in any commercial operations to date. We are now attempting to secure pilot projects for the demonstration of the ITonis video solution in “real world” operations. We are also planning to continue additional development of the ITonis video solution in order to extend the functionality of the solution, including the addition of digital rights management features.

We have configured set top boxes manufactured by Kreatel Communications AB (a Motorola company) to work with our ITonis video solution. This configuration has been achieved by the installation of software developed by us onto Kreatel set top boxes that are to be used for delivery of video content using our solution. We do not market or sell the Kreatel set top boxes that may be used with our solution.

We believe that our ITonis video solution may be marketed to the following participants engaged in the telecommunications and media distribution industry:

  video content owners and distributors, including television broadcast and cable companies, that wish to enable their customers to purchase on-demand video content and other value added services via the Internet; and

  Internet service providers that wish to be able to offer their customers the ability to purchase on- demand video content for viewing on their televisions via the Internet.

We plan to commercialize our ITonis video solution using two distinct business models:

  Our direct sales model involves selling the ITonis video solution as an “end to end” computer based platform to video content owners and distributors who will install the ITonis video solution on their computer servers and use the solution to deliver on-demand video content to their customers via the Internet. In this model, our plan is to earn revenues from licensing and installation of the ITonis video solution. We would also have the ability to earn further ongoing product support fees and consulting fees.

  Our Internet service provider model involves partnering with video content providers to provide a fully outsourced video on-demand and television solution to Internet service provider businesses.

  By partnering with content providers and set-top box manufacturers, we will be able to offer a fully outsourced on-demand video and Internet television solution to Internet service providers that would like to provide their customers with this service but do not have the resources to successfully deploy a video on-demand solution. In this model, our plan is to earn revenues either on a revenue sharing basis with the Internet service provider or on a monthly fee basis.

  Although sales and marketing activities have been initiated, we have earned minimal revenues to date and, as such, we are presently a development stage company. We have not as of yet deployed our ITonis video solution in any commercial operation. Accordingly, we cannot provide any assurance to investors that any of the above business models will be viable or that we will achieve significant revenues. Further, we cannot provide investors with any assurance as to the type of revenue model that will ultimately be acceptable to our customers.

OUR HISTORY

We were incorporated on July 5, 2005 as “Kenshou Inc.” under the laws of the state of Nevada.

We entered into an asset purchase agreement dated November 1, 2005 with Onyx Trading Inc. (“Onyx”) pursuant to which we acquired certain intellectual property owned by Onyx relating to its “TV Everywhere” video platform and software components on November 16, 2005. The TV Everywhere software components included the ITonis media acquisition system, the ITonis media storage system and the ITonis media streamers that have since been incorporated into our ITonis television solution.

In order to reflect our new business focus upon completion of the Onyx intellectual property acquisition, we changed our corporate name from “Kenshou Inc.” to “ITonis Inc.” effective December 2, 2005.

In order to be able to develop the intellectual property purchased from Onyx, we commenced the process of incorporating a wholly owned Czech subsidiary called “Itonis CZ” on November 25, 2005. The incorporation process was formally completed under Czech law on January 4, 2006. We now carry out our software development activities in the Czech Republic through Itonis CZ.

We entered into an asset purchase agreement dated January 31, 2006 with Nordic IPTV Company ApS (“Nordic IPTV”) (named “Makeitwork ApS” at the time of the agreement) pursuant to which we acquired certain intellectual property owned by Nordic IPTV relating to its television portal application server technology on February 7, 2006. This technology has subsequently been integrated into our ITonis video solution.

We presently have limited funds with which to pursue our plan of operations. We have completed private placement financings as part of our corporate organization and as a condition of our acquisition of the intellectual property from Onyx. We completed a further private placement after our acquisition of the television portal application server technology from Nordic IPTV. While we plan to apply the proceeds of these private placements towards the development and commercialization of ITonis video solution, we anticipate that we will require additional funding in order to pursue our plan of operations over the next twelve months. We currently have no arrangements for any additional financing and there is no assurance that any additional financing will be obtained.

Our principal office is located at Klimentska 10, 110 00 Prague 1, Czech Republic. Our telephone number is +420 296 578 180 and our fax number is +420 296 578 199.

THE OFFERING

Issuer:	ITonis Inc.

Selling Stockholders:	The selling stockholders consist of some of our existing stockholders who are identified in this prospectus under “Selling Stockholders”.

Shares Offered by the Selling Stockholders:	The selling stockholders are offering up to 12,454,657 shares of our common stock having a par value of $0.001 per share.

Offering Price:

The selling stockholders will sell their shares of our common stock at a price of $0.125 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, and thereafter at prevailing market prices, prices related to prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our shares of common stock to investors.

Terms of the Offering:

The selling stockholders will determine when and how they will sell the common stock offered by this prospectus. We will cover substantially all of the expenses associated with this offering which we estimate to be approximately $53,000. See “Plan of Distribution”.

Termination of the Offering:

The offering will conclude when all shares of common stock offered hereby have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Use of Proceeds:	We will not receive any proceeds from this offering. We will incur substantially all of the costs associated with the filing of the registration statement of which this prospectus forms a part.

No Present Public Market for Our Common Stock:	Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

Outstanding Shares of Common Stock:	There were 44,954,657 shares of our common stock issued and outstanding as at May 10, 2006.

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in our shares of common stock.

SUMMARY OF FINANCIAL DATA

The summarized consolidated financial data presented below is derived from and should be read in conjunction with:

  our audited consolidated financial statements as at November 30, 2005 and for the period from inception (July 5, 2005) to November 30, 2005, including the notes to those financial statements; and

  our unaudited consolidated interim financial statements as at and for the three months ended February 28, 2006 and for the period from inception (July 5, 2005) to February 28, 2006.

These financial statements are included elsewhere in this prospectus. The following summarized consolidated financial data should also be read in conjunction with the section of this prospectus entitled “Plan of Operations”:

BALANCE SHEET DATA

	As at	As at
	February 28,	November 30,
	2006	2005
	(Unaudited)	(Audited)
Cash	$22,583	$164,550
Working capital	($60,688)	$81,093
Total Assets	$108,519	$193,992
Total Liabilities	($145,901)	$83,457
Total Stockholders’ Deficiency	($2,763,907)	($1,118,841)

STATEMENT OF OPERATIONS DATA

				Cumulative from		Cumulative from
				inception (July 5,		inception (July 5,
		Three months ended		2005) to		2005) to
		February 28, 2006		November 30, 2005		February 28, 2006
		(Unaudited)		(Audited)		(Unaudited)
Revenue	$	Nil	$	Nil	$	Nil
General and Administrative Expenses		($162,299)		($118,841)		($281,140)
Other Income		$17,233	$	Nil		$17,233
Software Costs		($1,500,000)		($1,000,000)		($2,500,000)
Loss for the Period		($1,645,066)		($1,118,841)		($2,763,907)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our shares of common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS RELATING TO OUR BUSINESS AND FINANCIAL CONDITION

As we have yet to commercially deploy the ITonis video solution, there is no assurance that we will ever achieve revenues from the licensing or sales of the ITonis video solution.

Our plan of operation is focused on the commercialization of the ITonis video solution and its various components. While we have completed the development of the ITonis video solution to the stage where its operation can be demonstrated in research and development environments, we will have to complete additional development work in order to advance to the development of the ITonis video solution to the stage where commercialization is possible. Our ability to achieve revenues and future profitability will depend on our ability to complete development of the ITonis video solution and to successfully market and license or sell the ITonis video solution and its various components. There is no assurance that we will be able to complete the successful development of the ITonis video solution as a commercially deployable solution or that our marketing and sales efforts will be successfully in enabling us to generate revenues from sales and deployment of the ITonis video solution.

If we are unable to obtain additional financing to execute our plan of operations, then we will not have sufficient funds with which to carry out our plan of operations and our business will most likely fail.

Our plan of operations is to market and commercialize the ITonis video solution and to generate revenues from the sales of our video solutions and its components. Our planned expenditures over the next year to implement this plan of operations is in excess of our current financial resources. We have limited cash and working capital and we will not be able to fund our operations beyond the next four months without additional financing. Accordingly, we will require additional financing in order to carry out our plan of operations. We presently do not have any arrangements for additional financing in place and there is no assurance that we will be able to arrange for additional financing. If we are not able to arrange for additional financing to cover these additional anticipated expenses, we will not be able to execute our plan of operations with the result that our business may fail and investors may lose a substantial portion or all of their investment.

As we have a limited operating history and our ability to exploit the ITonis video solution is untested, we may never earn revenues or achieve profitability from the licensing or sales of the ITonis video solution.

We were incorporated on July 5, 2005 and only recently acquired the intellectual property for the ITonis video solution that is necessary for our business. In order to fully develop this intellectual property into a commercial product and ensure a delivery capability, ITonis has set up a fully owned subsidiary in the Czech Republic, ITonis CZ, which incorporation process was formally completed on January 4, 2006. Our operating history is limited, and to date we have been involved primarily in organisational and development activities. We have not earned revenues to date from the licensing or sales of the ITonis video solution and our ability to commercially exploit our ITonis software is untested. Accordingly, there is no assurance that we will ever achieve revenues or profitability from the licensing or sales of the ITonis video solution.

As we are a start-up company in the development stage without an established technology, there can be no assurance that our business will be successful.

We are a start-up company focused on a new technology, namely our ITonis video solution, which has no proven market acceptance. We are not able to provide investors with any assurance that we will be able to operate our business successfully or that we will be able to achieve profitable operations. Potential investors should consider the difficulties normally encountered in developing and commercializing new software solutions, and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the commercialization process that we plan to undertake. These potential problems include, but are not limited to, the reluctance of our potential customers to purchase the ITonis video solution, our inability to enter into arrangements with strategic partners for the sale of ITonis video solution and our inability to provide video solutions that meet the expectations of the end users. If we are unsuccessful in addressing these risks, then we will not achieve revenues and our business will most likely fail.

If we are not able to enter into arrangements with strategic partners for implementing Internet video solutions for Internet service providers, then our plans to generate revenues from Internet service providers who would use our ITonis video solution to outsource Internet video services will fail.

One aspect of our business plan involves entering into arrangements with strategic partners including video content providers and television set-top box providers. With these strategic partners, we plan to market our ITonis video solutions as a video platform Internet service providers who wish to outsource the delivery of Internet video services. There is no assurance that potential strategic partners will enter into these arrangements with us for the deployment of our ITonis video solutions. If we are not able to enter into these strategic relationships, then we will not be able to generate revenues from this model. In this event, we would depend on revenues from direct sales of our ITonis video solutions. There can be no assurance that sales to Internet service providers or direct sales of our video solutions will be achieved.

We have a history of losses and negative cash flows, which is likely to continue unless the ITonis video solution gains sufficient market acceptance to generate a commercially viable level of sales.

Since inception, we have not achieved revenues and we have incurred significant losses. Accordingly, we have a history of negative cash flows. There is no assurance that we will be able to successfully commercialize the ITonis video solution in order to generate revenues from it, achieve profitably and generate positive cash flow in the future. Further, we expect an increase in development and operating costs as we undertake our plan of operations prior to achieving revenues from the ITonis video solution, of which there is no certainty. Consequently, we expect to incur continued operating losses and net cash outflows until such time as the ITonis video solution gains market acceptance sufficient to generate a commercially viable and sustainable level of income, of which there can be no assurance. In addition, our ability to generate revenues will be subject to significant fluctuations due to many factors not within our control, such as market acceptance of our video solutions, the unpredictability of when customers will agree to purchase our platforms and the overall demand for video solutions.

If our operating expenses are greater than anticipated, then we will have less funds with which to pursue our plan of operations and our additional financing requirements will be greater than anticipated.

We may find that the costs of carrying out our plan of operations prior to achieving revenues are greater than we anticipate. Increased operating costs will cause the amount of additional financing that we require to increase. Investors may be more reluctant to provide additional financing if we cannot demonstrate that we can control our operating costs. There is no assurance that additional financing required as a result of our operating costs being greater than anticipated will be available to us. If we do not control our operating expenses, then we will have less funds with which to carry out our plan of operations with the result that our business may fail.

As there is a substantial doubt as to our ability to continue as a going concern, there is a significant risk that our business will fail.

In their report on our annual financial statements for the year ended November 30, 2005, our independent auditors included explanatory paragraphs expressing doubt about our ability to continue as a going concern. This is due to the uncertainty of our ability to meet our current operating and capital expenses. As a result, we caution investors that there is a risk that our business may fail.

Substantially all of our assets and our directors and officers are located outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or our directors and officers.

Substantially all of our assets are located outside the United States and we do not currently maintain a permanent place of business within the United States. In addition, our directors and officers are residents of the Czech Republic, and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or our officers and directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against our directors and officers.

We operate in a highly competitive industry and our failure to compete effectively may adversely affect our ability to generate revenue.

Our industry is highly competitive and subject to rapid change. We expect to experience competition from companies involved in high technologies. We cannot guarantee that our engineering resources will be able to modify our products fast enough to meet customer and market requirements. There are a number of companies that offer video solutions, and some of our current and potential competitors have greater technical, financial, marketing, sales and other resources than we do. Such competition will potentially affect our chances of achieving profitability, with the result that our business may fail.

The ability of our ITonis video solution to be successfully deployed in commercial operations is contingent upon the widespread market penetration of broadband Internet access.

Our ITonis video solution cannot be used to deliver on-demand video services to potential customers who do not have access to broadband Internet access. Accordingly, a key factor for the success of the commercialization of our ITonis video platform is the high penetration of broadband connections to potential customers. While rates of penetration of broadband Internet access are increasing, there is risk that penetration will not be as high as expected. If the adoption of broadband connection is slowed down, this would have a material negative impact on our ability to commercialize our ITonis video solution and generate revenues and positive cash flows from our operations.

If we are not able to successful integrate Digital Right Management, or DRM, into our ITonis video solution, then video content owners and distributors may not trust our solution for the delivery of proprietary video content via the Internet with the result that potential customers may refuse to by our products or deploy our ITonis video solution for the delivery of on-demand video.

We plan to incorporate a digital rights management (“DRM”) solution into our ITonis video solution. A DRM solution is used to ensure that video content delivered via the Internet is not copied or used without authorization from the video content owner or distributor. We are presently developing our own DRM solution with the intent to have it incorporated into our ITonis video solution and audited by an independent third party. If we are unable to successfully integrate a DRM solution into our ITonis video solution with sufficient encryption technology to achieve audit by a third party, then video content owners and distributors may not be willing to permit our ITonis video solution to be used for the delivery of their proprietary video content via the Internet. Accordingly, there is a risk that video content owners and distributors will not trust our ITonis video solution and would not be willing to permit their content to be delivered via the Internet using our ITonis video solution. This refusal would adversely impact on our ability to achieve both direct sales of our ITonis video solution and our ability to offer a video outsourcing solution to Internet service providers.

We could lose our competitive advantages if we are not able to protect any proprietary technology and intellectual property rights against infringement, and any related litigation could be time-consuming and costly.

Our success and ability to compete depends to a significant degree on our ITonis software. We have not achieved any trademark protection of the “ITonis” names that we use in connection with our ITonis software and our business. As we have not obtained any trademark protection, we may not be able to prevent any competitor from adopting the same or similar names to the names that we use. Further, there is a risk that a competitor or other party may allege that our use of these names is a breach of the trademark or other intellectual property rights of the party.

We do not have any patent protection that covers our ITonis software. Accordingly, as present, the only measure that we believe is available to us to protect our ITonis software is a combination of trade secret and copyright law and our ability to ensure confidentiality of the software source codes through non-disclosure agreements. If any of our competitors copy or otherwise gain access to such proprietary technology or software or develop similar technologies independently, our competitive position will be damaged.

While we believe that we have the rights to exploit the ITonis software, there is a risk that other persons may bring actions against us claiming that we have infringed on their intellectual property rights, including claims based upon the breach of a trademark or patent or claims that our intellectual property rights are not valid. Any claims against us, with or without merit, may be time-consuming and costly to defend or litigate, may divert our attention and resources, may result in the loss of goodwill associated with our trademarks or may require us to make changes to our technologies. We presently do not have sufficient financial resources to defend any litigation that alleges a breach by us of another party’s intellectual property rights.

As a result of these factors, investors should be aware that we may be unable to protect any intellectual property rights that we have or that we will be able to exploit the intellectual property rights that we do have in order to secure a competitive position in the market-place.

Our products may become obsolete and unmarketable if we are unable to respond adequately to rapidly changing technology and customer demands.

Our industry is characterized by rapid changes in technology and customer demands. As a result, our ITonis video solution may become obsolete and unmarketable. Our future success will depend on our ability to adapt to technological advances, anticipate customer demands, develop new services and video solutions and enhance our current video solutions on a timely and cost-effective basis. Our failure to develop or secure access to additional technologies would delay our development plans and subsequent ability to generate revenue. Further, our video solutions must remain competitive with those of other companies with substantially greater resources. We may experience technical or other difficulties that could delay or prevent the development, introduction or marketing of new services or enhanced versions of existing video solutions. Also, we may not be able to adapt new or enhanced services to emerging industry standards, and our new products may not be favourably received..

If we fail to effectively manage our growth, our future business results could be harmed and our managerial and operational resources may be strained.

As we proceed with the commercialization of our ITonis software, we expect to experience significant growth in the scope and complexity of our business. We will need to add staff to market our services, manage operations, handle sales, delivery and support as well as marketing efforts and perform finance and accounting functions. We will be required to hire a broad range of additional personnel in order to successfully manage our operations if we are successful in commercializing our ITonis software. This growth is likely to place a strain on our management and operational and financial resources. The failure to develop and implement effective systems, or to hire and retain sufficient personnel for the performance of all of the functions necessary to effectively service and manage our potential business, or the failure to manage growth effectively, could have a materially adverse effect on our ability to deliver video solutions as well as on our business and financial condition.

If we lose the services of one of our officers, then we may not be able to carry out our plan of operations.

We will be dependent upon the services of Mr. Nicolas Lavaud and/or Mr. Antonin Kral to carry out our plan of operations. The loss of the services of one or both of them could have a serious effect on our ability to execute our business plan and succeed in commercializing our ITonis software. We do not maintain any ‘key man’ insurance on our directors.

If government regulations are adopted that impose additional costs or requirements on our ability to provide our video solutions, then our cost of operations may be increased and we may not be able to carry out our plan of operations.

Our industry is highly regulated, and both we and our future customers and clients may be affected by changes in regulation of telecommunication services. The indirect impact of changes in regulation could affect our business adversely even though the specific regulations do not apply directly to us or our products. Changing governmental regulations may impose new and different requirements with which video content is delivered over the Internet. We have no control over regulations and regulatory change and cannot guarantee that our video solutions will meet the minimum standards as set out by applicable future regulation. Establishing compliance may be costly and time-consuming and our failure to do so could result in our inability to commercialize our video solutions and carry out our plan of operations. Further, the existence of government regulation in markets into which we may wish to enter may impose prohibitive costs of operation which could result in our determination not to offer our ITonis video solutions in these markets. In addition, laws that handle those issues do not exist in some countries and need to be drafted.

RISKS RELATING TO OUR COMMON STOCK

We have not paid any dividends and do not foresee paying dividends in the future.

Payment of dividends on our common stock is within the discretion of the board of directors and will depend upon our future earnings, our capital requirements, financial condition and other relevant factors. We have no plan to declare any dividends in the foreseeable future.

There is no active trading market for our common stock, and if a market for our common stock does not develop our investors will be unable to sell their shares.

There is currently no active trading market for our common stock and such a market may not develop or be sustained. We currently plan to have our common stock quoted on the National Association of Securities Dealers Inc.’s OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. In order to do this, a market maker must file a Form 15c-211 to allow the market maker to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention. We cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize. Further, the OTC Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. If our common stock is not quoted on the OTC Bulletin Board or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment.

For reasons outside our control, our stock price may be volatile.

The market price of our common stock, if listed, is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

  technological innovations or new video solutions and services by us or our competitors;

  additions or departures of key personnel;

  sales of our common stock;

  our ability to integrate operations, technology, products and services;

  our ability to execute our business plan;

  operating results below expectations;

  loss of any strategic partner or relationship;

  industry developments;

  economic and other external factors; and

  period-to-period fluctuations in our financial results.

Because we have a limited operating history and have earned minimal revenues to date, any one of these factors may have a material adverse effect on our business, results of operations and financial condition. Our stock price may fluctuate widely as a result of any of the above listed factors.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Our common stock will be subject to the “Penny Stock” rules of the SEC, which will make transactions in our common stock cumbersome and may reduce the value of an investment in our common stock.

We currently plan to have our common stock quoted on the National Association of Securities Dealers Inc.’s OTC Bulletin Board, which is generally considered to be a less efficient market than markets such as NASDAQ or other national exchanges, and which may cause difficulty in conducting trades and obtaining future financing. Further, our securities will be subject to the “penny stock rules” adopted pursuant to Section 15(g) of the Exchange Act. The penny stock rules apply generally to companies whose common stock trades at less than $5.00 per share, subject to certain limited exemptions. Such rules require, among other things, that brokers who trade “penny stock” to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade “penny stock” because of the requirements of the “penny stock rules” and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the “penny stock rules” for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the “penny stock rules”, investors will find it more difficult to dispose of our securities. Further, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided in this prospectus is accurate as of any date other than the date on the front of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this prospectus include, among others, statements regarding our capital needs, business plans and expectations. Such forward-looking statements involve assumptions, risks and uncertainties regarding, among others, the success of our business plan, availability of funds, government regulations, operating costs, our ability to achieve significant revenues, customer acceptance of our business model and software solutions and other factors. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “expect”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue”, the negative of such terms or other comparable terminology. In evaluating these statements, you should consider various factors, including the assumptions, risks and uncertainties outlined in this prospectus under “Risk Factors”. These factors or any of them may cause our actual results to differ materially from any forward-looking statement made in this prospectus. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding future events, our actual results will likely vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. The forward-looking statements in this prospectus are made as of the date of this prospectus and we do not intend or undertake to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

The safe harbour for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock offered through this prospectus by the selling stockholders. All proceeds from the sale of the shares will be for the account of the selling stockholders, as described below in the sections of this prospectus entitled “Selling Stockholders” and “Plan of Distribution.” We will, however, incur substantially all of the costs associated with the preparation and filing of the registration statement of which this prospectus forms a part.

DETERMINATION OF OFFERING PRICE

As there is no public market for our shares of common stock, we fixed the offering price of the shares hereby offered by reference to our most recent private offering of our common stock, which was effected at $0.125 per share. The selling stockholders will sell their common stock at the price of

$0.125 per share, until our common stock is quoted on the OTC Bulletin Board or in another quotation medium and, thereafter, at prevailing market prices or at privately negotiated prices. There is no relationship whatsoever between the offering price for the shares offered hereby and our assets, earnings, book value or any other objective criteria of value.

We have not applied for listing or quotation on any public market. If our common stock becomes publicly traded and a market for the stock develops, the actual offering price of the shares that are the subject of this prospectus will be determined by prevailing market prices at the time of sale, prices related to such prevailing market prices or by private transactions negotiated by the selling stockholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling stockholders named in this prospectus.

DILUTION

The common stock to be sold by the selling stockholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

SELLING STOCKHOLDERS

The selling stockholders named in this prospectus are offering all of the 12,454,657 shares of common stock offered by this prospectus. The selling stockholders acquired these shares of common stock from us in the following transactions:

1.           Certain selling stockholders acquired 8,000,000 shares of our common stock from us at a price of $0.01 per share in a private placement offering that was completed without registration under the Securities Act in accordance with Rule 903 of Regulation S of the Securities Act on September 14, 2005;

2.           Certain selling stockholders acquired 2,977,528 shares of our common stock from us at a price of $0.05 per share in a private placement offering that was completed without registration under the Securities Act in accordance with Rule 903 of Regulation S of the Securities Act on November 16, 2005;

3.           Certain selling stockholders acquired 1,477,129 shares of our common stock from us at a price of $0.125 per share in a private placement offering that was completed without registration under the Securities Act in accordance with Rule 903 of Regulation S of the Securities Act on April 10, 2006.

The following table provides, as of May 10, 2006, information regarding the beneficial ownership of our common stock by each of the selling stockholders, including:

1.           the number of shares owned by each selling stockholder prior to this offering;

2.           the total number of shares that are to be offered by each selling stockholder;

3.           the total number of shares that will be owned by each selling stockholder upon completion of this offering; and

4.           the percentage owned by each selling stockholder upon completion of this offering.

Information with respect to beneficial ownership is based upon information obtained from the selling stockholders. Information with respect to the total number of shares owned upon completion of the offering assumes the sale of all of the shares offered by this prospectus and no other purchases or sales of our shares of common stock by the selling stockholders. Except as described below, to our knowledge, the named selling stockholders beneficially own and have sole voting and investment power over all shares offered by them. Other than the relationships described below, none of the selling stockholders had or have any material relationship with us. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer to our knowledge.

		Total number of
		shares to be	Total number
		offered for	of shares owned	Percent owned
	Shares owned	Selling	upon	upon completion
Name of Selling	prior to this	Stockholders	completion of	of this
Stockholder	offering	account	this offering	offering(1)(2)
Fatima Achahboune	186,751	186,751	-0-	-0-
Jennifer Adams	60,000	60,000	-0-	-0-
Solange Aubry	1,007,120	1,007,120	-0-	-0-
Petr Bacik	20,000	20,000	-0-	-0-
Ivana Bartosova	24,360	24,360	-0-	-0-
Michal Benes	40,000	40,000	-0-	-0-
Radovan Benes	40,000	40,000	-0-	-0-
Nina Benesova	40,000	40,000	-0-	-0-
Zdenka Benesova	40,000	40,000	-0-	-0-
Monika Bernolle	40,000	40,000	-0-	-0-
Pavel Cejnar	40,000	40,000	-0-	-0-
Eva Cerna	40,000	40,000	-0-	-0-
Jarmila Cerna	40,000	40,000	-0-	-0-
Maesoon Choi	1,000,000	1,000,000	-0-	-0-
Petr Cizek	20,000	20,000	-0-	-0-
Jaroslava Cizkova	40,000	40,000	-0-	-0-
Bohuslav Dohnal	40,000	40,000	-0-	-0-
Tomas Dratva	8,000	8,000	-0-	-0-
C. Dubbeldam	60,000	60,000	-0-	-0-
Pavel Fojtik	40,000	40,000	-0-	-0-
Jana Frydkova	20,000	20,000	-0-	-0-
Hynek Gajda	40,000	40,000	-0-	-0-
Libor Gajda	40,000	40,000	-0-	-0-
Hana Gajdova	20,000	20,000	-0-	-0-
Josef Hala	20,000	20,000	-0-	-0-
A.H.M. Havermans	20,000	20,000	-0-	-0-
Kolja Jens Hejgaard	32,171	32,171	-0-	-0-
Dita Hrubcova	40,000	40,000	-0-	-0-
Jan Hrubec	40,000	40,000	-0-	-0-
Jaroslav Jezek	40,000	40,000	-0-	-0-
Hyunho Jin	1,000,000	1,000,000	-0-	-0-

		Total number of
		shares to be	Total number
		offered for	of shares owned	Percent owned
	Shares owned	Selling	upon	upon completion
Name of Selling	prior to this	Stockholders	completion of	of this
Stockholder	offering	account	this offering	offering(1)(2)
Hyunsil Jung	2,000,000	2,000,000	-0-	-0-
Danuse Kalabova	32,258	32,258	-0-	-0-
Jesper Kauffeldt	40,000	40,000	-0-	-0-
Stergios Kavalekas	750,000	750,000	-0-	-0-
Jaroslav Klaus	40,000	40,000	-0-	-0-
Jos Koets	60,000	60,000	-0-	-0-
Sarka Ksirova	24,000	24,000	-0-	-0-
Josef Kubis	40,000	40,000	-0-	-0-
Dagmar Kubisova	40,000	40,000	-0-	-0-
Iva Kubisova	40,000	40,000	-0-	-0-
Lubomir Kuchar	40,000	40,000	-0-	-0-
Patrick Kuchar	40,000	40,000	-0-	-0-
Sundip Kumar	100,000	100,000	-0-	-0-
Jean Lavaud (3)	30,000	30,000	-0-	-0-
Milena Lavaud (3)	40,000	40,000	-0-	-0-
Patrick Lavaud (3)	20,000	20,000	-0-	-0-
Yaeja Lee	1,000,000	1,000,000	-0-	-0-
Jitka Leipnerova	40,000	40,000	-0-	-0-
Jeffery Leung	60,000	60,000	-0-	-0-
Jiri Michalek	40,000	40,000	-0-	-0-
Zdenek Michalek	40,000	40,000	-0-	-0-
Miloslav Mysik	40,000	40,000	-0-	-0-
Eva Navratilova	40,000	40,000	-0-	-0-
Kyunghwan Oh	1,000,000	1,000,000	-0-	-0-
Jean-Baptiste Ortega	500,000	500,000	-0-	-0-
Antonin Prukl	40,000	40,000	-0-	-0-
John Raftes	60,000	60,000	-0-	-0-
Christine Anne Rayner	60,000	60,000	-0-	-0-
Julia Rencova	2,000	2,000	-0-	-0-
Tomas Ruzicka	10,000	10,000	-0-	-0-
Lukas Severa	40,000	40,000	-0-	-0-
Colin Shave	60,000	60,000	-0-	-0-

		Total number of
		shares to be	Total number
		offered for	of shares owned	Percent owned
	Shares owned	Selling	upon	upon completion
Name of Selling	prior to this	Stockholders	completion of	of this
Stockholder	offering	account	this offering	offering(1)(2)
B.N. Sibbles	11,000	11,000	-0-	-0-
Mahavir Singh	100,000	100,000	-0-	-0-
Jiri Stoklasek	40,000	40,000	-0-	-0-
Zdenek Suchy (3)	20,000	20,000	-0-	-0-
Joni Sukumaran	100,000	100,000	-0-	-0-
Alexander Svensson	4,826	4,826	-0-	-0-
Karen Svensson	32,171	32,171	-0-	-0-
R P Vallimuthu	100,000	100,000	-0-	-0-
Marc M.L.J. van Campen	160,000	160,000	-0-	-0-
Marc van Campen	160,000	160,000	-0-	-0-
Dennis van den Broek	60,000	60,000	-0-	-0-
Jan Vavra	40,000	40,000	-0-	-0-
Jakub Velikovsky	40,000	40,000	-0-	-0-
Viktoriya Voloshyn	50,000	50,000	-0-	-0-
Josef Zlomek	40,000	40,000	-0-	-0-
Josef Zlomek	40,000	40,000	-0-	-0-
Martin Zlomek	20,000	20,000	-0-	-0-
Jirina Zlomkova	140,000	140,000	-0-	-0-
Nikolaos Zonaropoulos	750,000	750,000	-0-	-0-
Pavla Zufnickova	40,000	40,000	-0-	-0-
TOTAL	12,454,657	12,454,657	-0-	-0-
Notes:
(1)	Based on 44,954,657 shares of our common stock issued and outstanding as of May 10, 2006.

(2)

Because a selling stockholder may offer by this prospectus all or some part of the common shares which it holds, no estimate can be given as of the date hereof as to the number of shares of common stock actually to be offered for sale by a selling stockholder or as to the number of shares of common stock that will be held by a selling stockholder upon the termination of such offering.

(3)	Relative of Nicolas Lavaud, our President and Chief Executive Officer.

PLAN OF DISTRIBUTION

TIMING OF SALES

The selling stockholders may offer and sell the shares covered by this prospectus at various times. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

NO KNOWN AGREEMENTS TO RESELL THE SHARES

To our knowledge, no selling stockholder has any agreement or understanding, directly or indirectly, with any person to resell the shares covered by this prospectus.

OFFERING PRICE

The selling stockholders will sell their shares at an offering price of $0.125 per share until our shares are listed for trading on the OTC Bulletin Board, or listed for trading or quoted on any other public market. Thereafter, the sales price offered by the selling stockholders to the public may be:

1.           The market price prevailing at the time of sale;

2.           A price related to such prevailing market price; or

3.           Such other price as the selling stockholders determine from time to time.

Our common stock is not currently listed on any national exchange or qualified for trading on any electronic quotation system. To date, no actions have been taken to list our shares on any national exchange or to qualify our shares for trading on any electronic quotation system. If our common stock becomes publicly traded, then the sales price to the public will vary according to the selling decisions of each selling stockholder and the market for our stock at the time of resale.

MANNER OF SALE

The shares may be sold by means of one or more of the following methods:

1.           a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

2.           purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

3.           ordinary brokerage transactions in which the broker solicits purchasers;

4.           through options, swaps or derivatives;

5.           in transactions to cover short sales;

6.           privately negotiated transactions; or

7.           in a combination of any of the above methods.

The selling stockholders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares. Brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling stockholders, or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholder. Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with re-sales of the shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If our selling stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker dealers acting as underwriters.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares may be deemed to be “underwriters” within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

SALES PURSUANT TO RULE 144

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

REGULATION M

The selling stockholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, we will advise the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.

Accordingly, during such times as a selling stockholder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, the selling stockholder must comply with applicable law and, among other things:

1.           may not engage in any stabilization activities in connection with our common stock;

2.           may not cover short sales by purchasing shares while the distribution is taking place; and

3.           may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

PENNY STOCK RULES

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “institutional accredited investors.” The term “institutional accredited investor” refers generally to those accredited investors who are not natural persons and fall into one of the categories of accredited investor specified in subparagraphs (1), (2),

(3), (7) or (8) of Rule 501 of Regulation D promulgated under the Securities Act, including institutions with assets in excess of $5,000,000.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form required by the Securities and Exchange Commission, obtain from the customer a signed and dated acknowledgement of receipt of the disclosure document and to wait two business days before effecting the transaction. The risk disclosure document provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account.

The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

STATE SECURITIES LAWS

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

EXPENSES OF REGISTRATION

We are bearing all costs relating to the registration of the common stock. These expenses are estimated to be $53,000, including, but not limited to, legal, accounting, auditing, printing and mailing fees. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

LEGAL PROCEEDINGS

We currently are not party to any material legal proceedings and, to our knowledge, no such proceedings are threatened or contemplated.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of May 10, 2006 are as follows:

DIRECTORS:
Name of Director	Age
Nicolas Lavaud	33
Antonin Kral	26

EXECUTIVE OFFICERS:
Name of Executive Officer	Age	Office
Nicolas Lavaud	33	President, Chief Executive Officer, Chief Financial Officer and Secretary

Antonin Kral	26	Chief Technical Officer

The following describes the business experience of our directors and executive officers. Mr. Lavaud and Mr. Kral are not and have not in the past been directors of any reporting company under the Exchange Act or any other publicly traded company.

Nicolas Lavaud has been President, Chief Executive Officer, Chief Financial Officer and Secretary since November 16, 2005. He is also managing director of ITonis CZ. Mr. Lavaud holds a Master of Telecommunications degree from Monash University in Melbourne and Ecole Nationale Supérieure des Télécommunications de Paris. Mr. Lavaud worked with Telstra Research Labs (an Australian telecommunications company) in Melbourne from November 1996 to December 1997, contributing to the development of the national data network and providing insight on different leading edge technology projects such as Voice over Internet. From June 1998 to September 1999, Mr. Lavaud was responsible for all technical matters for Delta Partners (network planning software developers) in the United Kingdom where he also provided technical consultancy for software evolution and supported the business development. From October 1999 to August 2004, he held the position of Value Added Services Development manager at Czech Telecom in Prague where he was also responsible for new services and contributed to various projects such as Unified Messaging, fixed SMS and Voice over IP. From August 2000 to August 2003, he developed the Electronic channel Solution Centre in Prague for iPLATO, and managed the Centre while developing business and providing consultancy in Eastern Europe. In August 2004, Mr. Lavaud set up and run Xeris s.r.o., a fully operational research and development centre capable of delivering short terms solutions but also very complex projects until January 2006, where he was responsible for day to day management, business development, partnership management and recruitment.

Antonin Kral has been a director and our Chief Technical Officer since February 7, 2006. He is responsible for the complete analysis of ITonis video solution, including the design of network topology. He holds a Masters degree from the Czech Technical University and currently works on his Phd in the Department of Mathematics, Faculty of Nuclear Sciences and Physical Engineering. He has been involved in many projects including the Deployment of IPv6 at Pragonet and the design team when developing the network for DHL computing center. At the University he deployed IPv6 for the whole Czech Technical University (CTU) and managed and administrated the whole CTU campus network (Novel Netware, UNIX servers and 2500 workstations connected to the university backbone and Internet) as well as computer clusters of CTU computer science department. Mr. Kral is a lector at CTU (Computer science) on Computer networks and Textual information Systems. He has also been a Member of the board of experts at the Ministry of Informatics – Czech Republic since October 2004. Mr. Kral has also been involved in research projects, including research on end-to-end performance and QoS at Cesnet (Czech National Research and Education Network operator) and continues to be involved in the COMPASS project as part of CERN (European Organization for Nuclear Research).

Nicolas Lavaud and Antonin Kral presently devote substantially all of their business time to our business.

TERM OF OFFICE

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

SIGNIFICANT EMPLOYEES

We have 11 other employees other than the officers and directors described above, most of whom are developers/programmers. Of these employees, we believe that the following are significant employees:

Libor Bucinsky is responsible for project delivery at ITonis. Mr. Bucinsky developed his technical knowledge in Expert and Partner Engineering, a Czech based company, where he designed and built networks based on X25 and Frame relay protocols. Also, at Barum Continental, Mr. Bucinsky developed his knowledge in terms of server administration. He was able to design, build and manage the computer network that was connecting the different point of sales of the company.

Mr. Bucinsky joined Datasys support (a start up company) as a director in November 1996 until June 1997. He was managing the technical team and was responsible for the development and support of the Microsoft products. In September 1997, he joined Czech Telecom and became a technical manager for VoIP and VAS. He was managing a team of technical people and was responsible for the implementation of key projects in the VAS and VoIP area. Those projects included long term projects such as migration of Voicemail services in a given timeframe as well as shorter projects such as implementation of VoIP services at a given customers. He joined Xeris in October 2004 where he was fully responsible for the delivery of all projects. He designed and implemented effective project management schemes and is responsible for quality control, timeframe and resource management.

Michal Benes is ITonis’ expert in new technologies. He also leads the team of C/C++ programmers. He holds a PhD from the Czech Technical University in the Department of Mathematics, Faculty of Mathematics and Physics. He lead several Research and Development projects and contributed to development in C++ and Java.

Martin Cizek is ITonis’ Java team leader. He holds a Masters degree in Computer Sciences from the Czech Technical University. He lead several key customer projects and contributed to development in Java. His other achievements include running IT training on Linux, Java, HTML code and scripts, PHP technology as well as contributing to research in end-to-end performance at Cesnet (Czech National Research and Education Network operator). In addition to his development skills, he has extensive network knowledge and provides key insights into ITonis video solution analysis.

Libor Bucinsky, Michal Benes and Martin Cizek presently devote substantially all of their business time to our business.

COMMITTEES OF THE BOARD OF DIRECTORS

At present, we do not have an audit committee, compensation committee, nominating committee, an executive committee of our board of directors, stock plan committee or any other committee. However, we plan to seek suitable candidates for election as directors, and establish various committees, during the current fiscal year.

FAMILY RELATIONSHIPS

We do not currently anticipate electing or appointing as directors or officers of our company any persons who are related to each other or to our existing officers and directors.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

None of our directors, executive officers and control persons have been involved in any of the following events during the past five years:

1.            any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.            any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3.            being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.            being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment or decision has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of May 10, 2006 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors, (iii) each of our officers and certain key employees, and (iv) our officers and directors and certain key employees as a group. Each shareholder listed below possesses sole voting and investment power with respect to the shares shown.

Name and address	Number of Shares	Percentage of Class
of beneficial owner	Beneficially Owned (1)	(2)

Directors and Officers:

Nicolas Lavaud	4,100,000	9.12%

Director and CEO

Antonin Kral	3,700,000	8.23%

Director and CTO

Directors and Officers as a group	7,800,000	17.35%

Major Shareholders:

Libor Bucinsky	3,700,000	8.23%

Project Manager

Onyx Trading Inc.	8,500,000	18.91%

Nordic IPTV Company ApS	12,000,000	26.69%
Notes:
(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)	The percentage of class is based on 44,954,657 shares of common stock issued and outstanding as of May 10, 2006.

CHANGES IN CONTROL

We are unaware of any contract, or other arrangement or provision of our Articles or by-laws, the operation of which may at a subsequent date result in a change of control of our company.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.001 per share, and 5,000,000 shares of preferred stock, with a par value of $0.001 per share. As of May 10, 2006, there were 44,954,657 shares of our common stock issued and outstanding held by eighty-nine shareholders of record. We have not issued any shares of preferred stock.

COMMON STOCK

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or as provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing one-percent (1%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefor. See “Dividend Policy.”

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up of our company, the holders of shares of our common stock will be entitled to receive pro rata all of our assets available for distribution to such holders.

In the event of any merger or consolidation of our company with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

PREFERRED STOCK

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which shall be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our Articles of Incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including but not limited to the following:

(a)           the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b)           whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c)           the amount payable upon shares of preferred stock in the event of voluntary or involuntary liquidation;

(d)           sinking fund or other provisions, if any, for the redemption or purchase of shares of preferred stock;

(e)           the terms and conditions on which shares of preferred stock may be converted, if the shares of any series are issued with the privilege of conversion;

(f)           voting powers, if any, provided that if any of the preferred stock or series thereof shall have voting rights, such preferred stock or series shall vote only on a share for share basis with our common stock on any matter, including but not limited to the election of directors, for which such preferred stock or series has such rights; and

(g)           subject to the above, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as our board of directors may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

WARRANTS

As of the date of this prospectus, there are no outstanding warrants to purchase our securities. We may, however, issue warrants to purchase our securities in the future.

OPTIONS

As of the date of this prospectus, there are no options to purchase our securities outstanding. We may, however, in the future grant such options and/or establish an incentive stock option plan for our directors, employees and consultants.

CONVERTIBLE SECURITIES

As of the date of this prospectus, we have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock. We may, however, issue such convertible or exchangeable securities in the future.

LEGAL MATTERS

Lang Michener LLP, Barristers and Solicitors, our independent legal counsel, has provided an opinion on the validity of the shares of our common stock that are the subject of this prospectus.

EXPERTS

The financial statements included in this prospectus and registration statement have been audited by Staley, Okada & Partners, Chartered Accountants, an independent public accounting firm registered with the United States Public Company Accounting Oversight Board, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement of which this prospectus forms a part. These financial statements are included in reliance upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant, nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Nevada corporation law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification can cover expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such a person in connection with the action, suit or proceeding, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Nevada corporation law also provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defence of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defence. Our articles of incorporation and our bylaws authorize our company to indemnify our directors and officers to the fullest extent permitted under Nevada law, subject to certain enumerated exceptions.

We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ORGANIZATION SINCE INCORPORATION

We were incorporated on July 5, 2005 as Kenshou Inc. under the laws of the state of Nevada.

We completed a private placement of 8,000,000 shares of our common stock at a price of $0.01 per share for proceeds of $80,000 on September 14, 2005.

We entered into an asset purchase agreement dated November 1, 2005 with Onyx Trading Inc. Pursuant to this asset purchase agreement, we issued 20,000,000 of our shares of common stock to Onyx in consideration for the acquisition of certain intellectual property owned by Onyx relating to the “TV Everywhere” video platform and software components. The TV Everywhere software components have since been incorporated into our ITonis television solution. This transaction was completed and the shares issued on November 16, 2005. Onyx became one of our principal shareholders upon completion of this transaction.

Concurrent with the acquisition of the “TV Everywhere” intellectual property assets from Onyx, we completed a private placement of 2,977,528 shares of our common stock at a price of $0.05 per share on November 16, 2005 for total proceeds of approximately $148,876.

On November 24, 2005, Onyx sold an aggregate of 11,500,000 shares of the common stock that it acquired from us to Nicolas Lavaud, Antonin Kral and Libor Bucinsky in order to provide them with an ownership interest in Itonis and a performance incentive. In these transactions, Nicolas Lavaud purchased 4,100,000 shares of our common stock, and Antonin Kral and Libor Bucinsky each purchased 3,700,000 shares of our common stock. These transactions were completed pursuant to Rule 903 of Regulation S of the Securities Act of 1933. We were not party to these transactions.

In order to reflect our new business focus upon completion of the Onyx intellectual property acquisition, we change our corporate name from “Kenshou Inc.” to “ITonis Inc.” effective December 2, 2005.

In order to be able to develop the intellectual property purchased from Onyx, we commenced the process of incorporating a wholly owned Czech subsidiary called “Itonis CZ” on November 25, 2005. The incorporation process was formally completed under Czech law on January 4, 2006. We now carry out our software development activities in the Czech Republic through Itonis CZ.

We entered into an asset purchase agreement dated January 31, 2006 with Nordic IPTV (named “Makeitwork ApS” at the time of the agreement). Pursuant to this asset purchase agreement, we issued 12,000,000 of our shares of common stock to Nordic IPTV in consideration for the acquisition of certain intellectual property owned by Nordic IPTV relating to the television portal/ web application server technology that had originally been developed by Danske Broadband. This technology has subsequently been integrated into our ITonis video solution. This transaction was completed and the shares issued on February 7, 2006. Nordic IPTV became one of our principal shareholders upon the completion of this transaction.

Concurrent with the completion of the asset purchase transaction, we entered into a reseller and consulting service agreement with Nordic IPTV dated February 7, 2006. Under this agreement, Nordic IPTV has been appointed as an agent of Itonis to promote and resell our products and services in Europe. These rights are not exclusive other than in Denmark, where Nordic IPTV has been granted exclusive rights. We have agreed to pay a commission to Nordic IPTV based on sales generated by Nordic IPTV at the rate of 40% of the net profits resulting from the sale of the products and services. Nordic IPTV also agreed to provide to ITonis the services of its employee, John Marienhof, to act as commercial director of ITonis for consideration of $30,000 per month. This amount is payable as a non-refundable advance against the commission payable to Nordic IPTV under the agreement. Notwithstanding this agreement, we have elected not to engage Mr. Marienhof as a commercial director of Itonis at this time.

We completed a private placement of 1,477,129 shares of our common stock at a price of $0.125 per share for proceeds of approximately $184,600 on April 10, 2006.

DESCRIPTION OF BUSINESS

OVERVIEW

We are the owner of a suite of proprietary software applications that we refer to as the “ITonis video solution”. The ITonis video solution enables the on-demand delivery of video content, including television channels and videos, to consumers via broadband Internet for viewing on the consumer’s television.

Our business plan is to market and sell the ITonis video solution as a technology solution that will enable the on-demand delivery of video content via the Internet. The ITonis video solution is one of three components that are essential to the on-demand delivery of video content via broadband Internet, namely:

  the intellectual property rights to distribute the video content;

  a set top box located near the consumer’s television that is connected to broadband Internet; and

  a technology solution that enables the on-demand delivery of the video content to the consumer’s television via the set top box.

We do not have any plans to engage in the business of acquiring intellectual property rights to distribute video content or manufacturing and selling set top boxes for televisions. Our focus will be on the marketing and sale of the ITonis video solution in circumstances where other parties will be responsible for the provision of the intellectual property rights to distribute the video content and the necessary set-top boxes.

The ITonis video solution is comprised of the following components, each of which will be achieved by the installation of our software applications on computer servers that are used to implement our video solution:

  the ITonis media acquisition system allows the upload of video content onto media storage servers;

  ITonis media storage servers that provide for the storage of video and other media content;

  ITonis media streamers that provide for the streaming of video content in real time to the end consumer via the Internet;

  an ITonis Television portal application server that provides the interface between the computer system and the ultimate consumer; and

  an ITonis service server that performs automatic maintenance tasks on the solution.

The ITonis video solution is designed to enable consumers to order on-demand video content from their provider in the following manner:

  the consumer will access their set-top box using a remote control;

  the set-top box will communicate with the ITonis video solution via the Internet;

  the consumer will be presented with the interface screens generated by the ITonis Television portal application server that will give the consumer a range of options to select video content on demand;

  the consumer will select a television channel or video content and the selection will be transmitted to the ITonis Television portal application server;

  the ITonis Television portal application server will initiate the broadcast of the video content to the consumer and will record the transaction as a purchase by the consumer of the video content; and

  the ITonis media streamers will access the ITonis media storage servers on which the video content is resident and stream the video content in real time to the consumer.

We have developed the basic functionality of ITonis video solution and have demonstrated the solution in a laboratory environment. We are now attempting to secure pilot projects for the demonstration of the ITonis video solution in “real world” operations. We are also planning to continue additional development of the ITonis video solution in order to extend the functionality of the solution, including adding digital rights managements features.

We have configured set top boxes manufactured by Kreatel Communications AB (a Motorola company) to work with our ITonis video solution. This configuration has been achieved by the installation of software developed by us onto Kreatel set top boxes that are to be used for delivery of video content using our solution. We do not market or sell the Kreatel set top boxes that may be used with our solution.

We believe that our ITonis video solution may be attractive to the following participants engaged in the telecommunications and media distribution industry:

  video content owners and distributors, including television broadcast and cable companies, that wish to enable their customers to purchase video content and other value added services via the Internet; and

  Internet service providers that wish to be able to offer their customers the ability to purchase on-demand video content for viewing on their televisions via the Internet.

We plan to commercialize our ITonis video solution using two distinct business models:

  Our direct sales model involves selling the ITonis video solution as an “end to end” computer based platform to video content owners and distributors who will install the ITonis video solution on their computer servers and use the solution to deliver on-demand video content to their customers via the Internet. In this scenario, we would achieve revenues from sales of the ITonis video solution. We would also have the ability to earn further ongoing product support fees and consulting fees.

  Our Internet service provider model involves partnering with video content providers to provide a fully outsourced video on-demand and television solution to Internet service provider businesses. By partnering with content provides and set-top box manufactures, we will be able to offer a fully outsourced Video on Demand and Internet Protocol over television (“IPTV”) solution to Internet service providers that would like to provide their customers with this service but do not have the resources to successfully deploy a video on-demand solution.
  In this model, our plan is to earn revenues either on a revenue sharing basis with the Internet service provider or on a monthly fee basis.

Although sales and marketing activities have been initiated, we have earned minimal revenues to date and, as such, we are presently a development stage company. We have not as of yet deployed our ITonis video solution in any commercial operation. Accordingly, we cannot provide any assurance to investors that any of the above business models will be viable or that we will achieve significant revenues. Further, we cannot provide investors with any assurance as to the type of revenue model that will ultimately be acceptable to our customers.

CORPORATE ORGANIZATION

Incorporation

We were incorporated on July 5, 2005 as Kenshou Inc. under the laws of the state of Nevada. We changed our name to ITonis Inc. on December 5, 2005 to reflect our acquisition of certain intellectual property underlying the ITonis video solution and our new business focus.

We commenced the process of incorporating a wholly owned Czech subsidiary called “Itonis CZ” on November 25, 2005. The incorporation process was formally completed under Czech law on January 4, 2006.

Principal Executive Offices

Our principal executive offices and the offices of Itoniz CZ are located in leased premises at Klimentska 10, 110 00 Prague 1, Czech Republic. We refer to this facility as our research and development facility as this is where we carry out the research, development and testing of our ITonis video solution.

ACQUISITION OF THE ITONIS SOFTWARE

We acquired the intellectual property underlying the ITonis video solution in two separate transactions:

  We acquired the intellectual property rights owned by Onyx relating to the “TV Everywhere” video platform and software components pursuant to an asset purchase agreement dated November 1, 2005 between us and Onyx. Pursuant to this asset purchase agreement, we issued 20,000,000 of our shares of common stock to Onyx. The TV Everywhere software components acquired included the ITonis media acquisition system, the ITonis media storage system and the ITonis media streamers which have since been incorporated into our ITonis television solution. This transaction was completed and the shares issued on November 16, 2005. Onyx became one of our principal shareholders upon completion of this transaction.

  We acquired the intellectual property rights owned by Nordic IPTV relating its Internet television portal application software pursuant to an asset purchase agreement dated January 31, 2006 between us and Nordic IPTV. Pursuant to this asset purchase agreement, we issued 12,000,000 shares of our common stock to Nordic IPTV. The Internet television portal application software acquired from Nordic IPTV was originally owned by Dansk Broadband, a Danish telecommunications company and developed by Nordija A/S, a Danish software development company. The Internet television portal application software has since been incorporated into our ITonis television solution. Nordic IPTV became one of our principal shareholders upon completion of this transaction.

INDUSTRY BACKGROUND

Broadband Internet

Broadband Internet refers to the ability to access the Internet at high speeds of data connection. These data speeds are measured in terms of kilobits per second (“Kbits”) (ie. 1000 bits of data information per second) per second and megabits per second (“Mbits”) (ie. 1,000,000 bits of data information per second). Broadband Internet generally refers to data speeds in excess of 2 Mbits per second. At these data speeds, it becomes possible to stream video content to consumers via the Internet from computer servers that have been configured and programmed to deliver video streaming.

Broadband Internet connections are becoming increasingly available to consumers as telecommunication companies throughout the world expand their ability to deliver broadband Internet via cable, digital fibre and ADSL connections. As the market penetration of broadband Internet increases, the number of potential consumers for a technology solution that enables the delivery of video content via the Internet increases. Accordingly, as rates of broadband Internet access increase amongst consumers, a market opportunity is generated to provide on-demand video content to these consumers via the Internet.

Video Content

We believe that there is a demand among consumers for the delivery of the following video content which could be satisfied by delivery of on-demand video content via the Internet:

Movies And DVD’s

There is a demand among consumers for the ability to watch movies and other digital video discs (“DVD’s”) on their televisions. This demand is presently satisfied by a combination of DVD rental stores and on-demand services available to some consumers through cable and satellite television services. The ability to offer movies and DVD’s to consumers via the Internet presents a new opportunity for Internet service providers and others to offer movies and DVD’s on demand to their customers.

Internet Television

Delivery of television services has historically been a closed market where delivery was completed by local television broadcast companies or by a limited number of cable companies and satellite television companies. The ability to deliver television via the Internet offers the ability for companies engaged in the business of providing Internet services to offer television via the Internet. In addition, new services can be added to conventional television services due to the digital delivery format of television delivered via the Internet.

Virtual Video Recorder

There is a demand among consumers for the ability to record televisions shows that are broadcast when the consumer is not available in order that the consumer can watch the program at a later, more convenient time. This demand is demonstrated by the recent popularity of personal video recorders, such as TiVo, that enable consumers to record programs to a computer hard disk and replay the programs at a later time. We believe that there is potential demand for a “virtual video recorder” that would enable consumers to record television programs via the Internet using a television set-top box device, or other electronic device with Internet access, such as a personal computer or a mobile telephone. A “virtual video recorder” would remove the requirement that the consumer have purchased a device with a computer hard disk as the data would be stored on the servers of the provider of the Internet video services.

TV In The Past

TV In The Past is a service related to a virtual video recorder that enables consumers to have the ability to access television programs that have been broadcast during a recent period. The advantage of TV In The Past is that a consumer would not have to pre-program the recording of the television program, as with the virtual video recorder. The provider of the Internet video services would provide the consumer with the ability to select and view recent television programs that have been broadcast and stored on the servers of the provider of the Internet video services.

Content Owners

The video content that consumers will demand and that may be delivered via the Internet is owned by the creators of this video content and their licensees. The ownership of the video content and the rights to distribute the video content are the subject to intellectual property laws that will prohibit the unauthorized transmission or copying of the video content. Accordingly, any solution for the delivery of on-demand video content via the Internet must be deployed by the owners of the intellectual property rights to distribute the video content or under contractual agreement with the owners of these intellectual property rights.

Digital Rights Management

The incorporation of “digital rights management” is a key element of the success of any service that attempts to deliver video on demand via the Internet. Digital rights management refers to encryption techniques that are used in order to ensure that the video content that is delivered to consumers via the Internet is not copied without authorization from the owner of the intellectual property rights to the video content that has been delivered. We anticipate that owners of video content who authorize the delivery of video content via the Internet will insist on digital rights management features being incorporated into any technology solution that is used to deliver licensed video content via the Internet.

OUR MARKET OPPORTUNITY

We believe that content owners and distributors will be looking at working together to deliver video content to consumers through broadband Internet. The ability of consumers to connect to broadband Internet presents a market opportunity to deliver the following on-demand video content to consumers via the Internet:

  Movies and DVD’s

  Internet Television

  Virtual Video Recorder

  TV in the Past

Our market opportunity is to develop and deliver a technology solution that enables the on-demand delivery of this video content to consumers via the Internet that respects the ownership rights of the video content owners and incorporates digital rights management features. We believe that the following are potential customers for such a technology solution:

  existing cable and satellite television companies that want to increase the video on-demand services that they are able to offer to their customers;

  Internet service provides that want to be able to offer video on-demand services to their customers via the broadband Internet connection that they are providing to their customers; and

  video content owners that are seeking a new means of delivering their video content to consumers.

We have developed the ITonis video solution with the objective of capitalizing on this market opportunity.

OUR ITONIS VIDEO SOLUTION

The ITonis video solution is one of three components that are essential to the on-demand delivery of video content via broadband Internet, namely:

  the intellectual property rights to distribute the video content;

  a set top box located near the consumer’s television that is connected to broadband Internet; and

  a technology solution that enables the on-demand delivery of the video content to the consumer’s television via the set top box.

The ITonis video solution is comprised of the following components, each of which will be achieved by the installation of our software applications on computer servers that are used to implement our video solution:

  the ITonis media acquisition system that allows the upload of video content onto media storage servers;

  ITonis media storage servers that provide for the storage of video and other media content;

  ITonis media streamers that provide for the streaming video content in real time to the end consumer via the Internet;

  an ITonis Television portal application server that provides the interface between the computer system and the ultimate consumer; and

  an ITonis service server that performs automatic maintenance tasks on the solution.

These key components enable us to offer technology solutions that will enable the delivery to consumers of the following video content via the Internet on an “on-demand” basis:

  Movies and DVD’s

  Internet Television

  Virtual Video Recorder

  TV in the Past

THE COMPONENTS OF THE ITONIS VIDEO SOLUTION

Each component of the ITonis video solution is a computer software application that is designed to be installed on computer servers that will enable the delivery of on-demand video content via the Internet. The functionality and operation of each component of the ITonis Video Solution is described below:

The ITonis Media Acquisition System

The ITonis media acquisition system is used to upload video content onto the ITonis media storage servers. As illustrated in the diagram below, a video signal generated from a digital video disc (“DVD”) or from a television signal is encoded using the ITonis media acquisition software and then sent to the storage servers. The video data generated from DVD’s is generated by DVD “rippers” or “grabbers” which read the digital information on a DVD and generate a digital signal that contains the video data.

ITonis Media Storage Server

The ITonis media storage software is used for storing all of the video content generated by the ITonis media acquisition system on computer servers in order that the video content can be accessed at a later date as demanded. The software is designed to enable the access and retrieval of video content for on-demand streaming by the ITonis media streamer software described below. The ITonis media storage server enables the data representing the video content to be stored on computer hard drives in arrangements known as a “storage clusters” in order to optimize the retrieval of this data.

ITonis Media Streamer

The ITonis media streamer software is designed to access the video content stored on the ITonis media storage server and to stream video content to end users via the Internet. The ITonis streamer software operates on computer servers known as “streamers” which retrieve video data from the storage clusters and stream the data to the consumer via the Internet.

ITonis Television Portal Application Server

The ITonis television portal application server acts as the interface between the consumer and the ITonis video solution. This application server generates the screens on the user’s television through which the consumer is presented with video on-demand options and is able to select video content for viewing on their television. This application server communicates with the Metadata database in order to retrieve information regarding video content and with the ITonis media streamers in order to initiate streaming of video content.

Metadata Database

The Metadata database is used to store information regarding video content and subscribers in a database format. This information is accessed by the ITonis Television portal application server when it generates information regarding video content in response to consumer selections. The database also includes accounting and billing information relating to the subscriber’s who are authorized to access the ITonis video solution to obtain on-demand video content.

Service Servers

The storage servers are used to perform maintenance tasks on the ITonis video solution, to monitor performance of the solution and to compile performance statistics.

The interaction of the individual components of the ITonis video solution is illustrated below:

The ITonis video solution is designed to enable consumers to order on-demand video content from their provider in the following manner:

  the consumer will access their set-top box using a remote control;

  the set-top box will communicate with the application servers incorporated into the ITonis video solution via the Internet;

  the consumer will be presented with the interface screens generated by the ITonis application server that will give the consumer a range of options to select video content on demand;

  the application server will display information regarding the video content options available to the consumer that is stored on and generated by the Metadata database servers;

  the consumer will select a television channel or video content and the selection will be transmitted to the ITonis application server;

  the consumer will enter a personal information number (a “PIN”) that will be sent to the ITonis application server and will be used as a “key” to access the video content selected by the consumer;

  the ITonis application server will verify the consumer’s access authorization via the Metadata database server using the PIN number;

  the ITonis application server will record the transaction as a purchase by the consumer of the video content and the billing information on the Metadata database will be updated;

  the ITonis application server will initiate the broadcast of the video content to the consumer; and

  the ITonis media streamers will access the ITonis media storage servers on which the video content is resident and stream the video content in real time to the consumer.

DEVELOPMENT OF THE ITONIS SOFTWARE

Development History

The ITonis video solution includes software that has been developed from a suite of software products known as the “TV Everywhere” suite of software products. The TV Everywhere software was developed by Xeris s.r.o., a wholly owned Czech subsidiary of Onyx (“Xeris”), and purchased by us from Onyx, as described above under “Corporate Organization – Acquisition of the Itonis Software. The TV Everywhere software included the software that forms the basis of the following components of the ITonis video solution:

  the ITonis media acquisition system;

  the ITonis media storage server; and

  the ITonis media streamers.

Upon completion of the acquisition of the TV Everywhere software, we outsourced additional development of the ITonis video solution to Xeris. Development work was completed by Xeris with the objective of ensuring the commercialisation of the software in line with market conditions, and to increase the flexibility and scalability of the application. With the incorporation of ITonis CZ in January 2006, we have continued the development of the ITonis video solution in-house. In order to ensure a smooth transition between the two development teams, we employed developers from Xeris during a transition period in January 2006.

The ITonis video solution also incorporates the ITonis television portal application server that provides the interface between the computer system and the ultimate consumer. This interface is referred to as a “television portal” as it provides the television screens that are presented to the consumer from which the consumer can select video on-demand content. The computer software that underlies this application server technology was acquired by us from Nordic IPTV in January 2006.

We have undertaken the following development of the software acquired from Onyx and Nordic IPTV in order to develop the ITonis video solution as an integrated solution:

  Development of the product line based on VoD components

  integration of the ITonis video solution with Kreatel set-top boxes;

  implementation of TCP protocol for streaming ability;

  enhancement of the DVD ripping and encoding capabilities of our media acquisition system;

  implementation of Symulcript protocol for integration of a digital rights management solution owned by a third party;

  analysis and incorporation of the television portal application server software acquired from Nordic IPTV;

  development of a basic user interface;

  development of a basis administration interface; and

  fixing of computer software errors known as “bugs”.

Our ITonis video solution has been developed based on open-source software, meaning software that is available without a license from the creator. The use of open-source software allows us to take advantage of available software and supporting resources without having to purchase license rights.

Current Status Of Development

We have completed development of the ITonis video solution to the state that its operation can be demonstrated in our research and development centre in Prague. We have successfully demonstrated this operation both in a laboratory environment, where all components are connected to a local area network, and in an Internet environment, where the computer server and the set-top box are each connected to the Internet. In order to achieve this successful operation, an Internet connection with a bandwidth of 2 MBits per second is required.

Our focus over the next six months is to further advance the development of the ITonis video solution by adding the additional features and functionality described below. During this period, we plan to deploy our ITonis video solution in a pilot project environment in order that we are able to assess the operation of the ITonis video solution in a commercial environment. We believe that deployment in a pilot project will give us valuable feedback on the work that we need to completed in order to have a fully functioning, commercially deployable solution. During this period, we also plan to start our marketing activities initiating contact with potential customers and industry partners. We believe that the successful deployment of the ITonis video solution in a pilot project environment will greatly assist our efforts to market and achieve sales of the ITonis video solution.

We are able to demonstrate the successful operation of the following features in our demonstrations, both when the system is configured in a laboratory environment and when the server and the set-top box are communicating via the Internet:

  the receipt and display of live video;

  the ability to search and receive movie listings;

  a parental control function which enables adult content to be filtered;

  the ability of the user to browse the Internet via the set-top box;

  the ability to purchase a video through the entering of a personal identification number;

  the streaming of purchased video content using MPEG 4 AVC over MPEG2 TS formats for video and MPEG 1 format for sound;

  the ability to display subtitles;

  video fast forward and rewind for movies;

  pause/ play feature for movies; and

  the ability to display stream information such as buffer status and transmission rate of the stream.

  We have developed software for the integration of set-top boxes manufactured by Kreatel Communications AB, a subsidiary of Motorola Inc. As such, we currently rely on Kreatel Communications as the sole provider of set-top boxes for the ITonis video solution. We plan to expand the range of set-boxes that will integrate with our ITonis video solution in order to expand the number of available set-top box vendors that may provide customers with set-top boxes for the ITonis video solution.

  We plan to integrate a digital rights management solution into our ITonis video solution. We have deferred integrating a digital rights management solution developed by and available from a third party vender pending our assessment of the requirements of video content owners and their preferred solutions for digital rights management. Pending this decision, we have developed our own basic digital rights management solution that offers encryption of the video stream using a personal “key”.

Additional Development Work To Be Completed

We believe that the following additional development work is required to be completed in order to have a fully commercial solution:

  completion of load tests for all components of the ITonis video solution and optimization of the configuration of each component based on the results of the load tests;

  completion of additional software programming in order that we are able to integrate the ITonis video solution with a range of set-top boxes in addition to the Kreatel set-top box with which the ITonis video solution is presently integrated;

  expansion of the features of the ITonis video solution in order to enable the solution to present subtitles, display movie chapters (such as on a DVD player), handle multiple languages, present teletext features and enable multispeed fast forward and fast rewind;

  enhancement of a proprietary digital rights management solution for incorporation into the ITonis video solution;

  incorporation of billing functionality into the ITonis video solution;

  integration of a third party digital rights management solution into the ITonis video solution;

  integration of a provisioning tool into the ITonis video solution;

  integration of other Nordic IPTV software components into the end to end solution including billing and provisioning interface features;

  integration of a DVD robot into the media acquisition system; and

  enhancement of the media acquisition system in order to be able to encode live television signals.

  We plan to complete this development over the next six months. We will complete this further development work at our research and development centre located in Prague through our subsidiary, ITonis CZ.

OUR BUSINESS MODEL

We plan to commercialise our ITonis video solution based on two separate business models:

  direct sales of computer platforms incorporating our ITonis video solution to service providers, such as cable and satellite television companies, and content owners; and

  partnering with content providers in order to provide a technology solution for video on- demand services for Internet service providers who wish to out-source the provision of video on-demand services.

Each of these business models represents a significant aspect of our business plan and there will be a significantly higher risk that our business will fail if either of these business models is unsuccessful. While we plan to pursue each business model as part of our plan of operations, we are at the early stages of the commercialization of our technology. Accordingly, there is no assurance that either business model will be successful. Further, we may elect not to pursue either of these business models or change our business model in response to our success or lack of success in pursuing commercialization of our technology.

Each of these separate business models is discussed below:

Direct Sales Model

We plan to contact potential customers directly using our internal sales team. We plan to follow the following steps in soliciting sales:

  introductory presentation to client to identify client requirements;

  target presentation that describes the ITonis video solution that is required to meet the client’s requirements;

  creation of specifications for client solution;

  proposal to client incorporating client specifications and price and implementation schedule; and

  negotiation and conclusion of sales contract.

We plan to target direct sales to the following companies:

  Internet service providers;

  Cable television providers;

  Satellite television providers;

  Television broadcasters; and

  Mobile telecommunications providers.

We plan to earn revenues under the direct sales model from the following activities:

  Sales from the delivery, integration and deployment of our ITonis video solution to customers;

  Support fees charged to customers for ongoing support of installed ITonis video solutions; and

  Consulting fees charged for providing business and technical consulting services to customers.

We plan to achieve revenues from the sales from the delivery, integration and deployment of our ITonis video solution to customers who use our ITonis video solution to deliver video on-demand services to their customers. We plan to earn fees based on the individual components that are purchased by a customer as follows:

Component	Basis of Pricing

DVD ripper	Fee per physical machine

DVD encoder	Fee per physical machine

Storage	Fee per gigabyte of storage capacity installed

Streamer	Fee based upon the streaming capacity of the system installed and the number of subscribers that may be serviced

Television portal license	Fee per subscriber using the service

IPTV service	Fee per subscriber using the service

Integration, customization and Installation	Fee based upon the component price of the system installed

We anticipate that the fees that we charge will be based on contracts that are negotiated with customers on a case by case basis. As we have not entered into any commercial contracts to date, we cannot provide any assurance that our customers will pay fees based upon this business model. We may be forced to consider alternate payment schemes in order to secure contracts with customers and be competitive within our market place.

We plan to charge customers with fees for support services that we provide after the installation of our ITonis video solution for customers. We plan to offer several levels of service, including:

  Standard support service, where support would be delivered through a call centre opened during business days from local business hours; and

  Gold support service, where support would be available 24 hours a day, seven days a week.

Support services would include diagnosis of problems experienced by subscribers, including system failures and software problems, and the remedy of these problems.

We plan to provide business and technical consulting services to customers as we achieve success with the commercial deployment of our ITonis video solution. We believe that there are potential customers who would pay for our expertise in the deployment of our ITonis video solution once our ability to provide on-demand video solutions using our solution is established. We anticipate that consulting fees would be based on hourly rates and that these rates would vary depending on the country and the use of local workforce.

Internet Service Provider Model

We plan to target businesses that are engaged in the business of providing Internet services as potential customers for an “all-in-one” technology solution for the delivery of on-demand video content via the Internet. We believe that the ability to offer on-demand video services via the Internet offers Internet service providers an opportunity both to generate additional revenues from their customers to whom they provide Internet access services and to distinguish themselves from competitors who may not be able to offer on-demand video services via the Internet.

To achieve this objective, we plan to partner with content providers and set-box manufacturers in order to provide a fully-integrated technology solution that we would jointly sell to Internet services providers. We see this service as an “out-sourcing” model from the perspective of Internet service providers as it would enable them to acquire the ability to deliver on-demand video content services to their Internet access clients without having to become engaged in the business of acquiring the rights to deliver video content or to implement the technology solution required.

Under this business model, the “all-in-one” technology solution would be comprised of the following components:

  the ITonis video solution;

  licensed video content provided by a partner that has acquired ownership or licensed rights to video content for distribution via the Internet; and

  a set-top box that would be purchased by the consumer or by the Internet service provider and that would reside in the consumer’s home near their television set.

Under this business model, we would deploy and operate the ITonis video solution as a service for the Internet service provider. We would supply the video storage, video streaming and Television portal application that are part of the ITonis video solution and would provide customer support. We would integrate the ITonis video solution with the billing system and network of the Internet service provider. The content provider would provide the video on-demand content and would deliver Metadata files in an electronic form that would be loaded onto the Metadata database incorporated into the ITonis video solution in order that this information could be accessed by customers. The Internet service provider would be responsible for the purchase and distribution of the set-top boxes, the acquisition and provision of subscribers for the on-demand video service, marketing of the services to subscribers, billing of subscribers and collection of fees from subscribers and the necessary interfaces between computer networks.

The successful implementation of this business model would require that we enter into arrangements with partners who would provide the licensed video content and the set-top boxes. With these arrangements in place, we would provide joint proposals to Internet service providers for the delivery of on-demand video services via the Internet to the customers of the Internet service providers.

We envision that the revenues under this business model would be based on either revenue sharing with the Internet service provider, based on revenues generated by providing the service, or a fixed monthly fee that would be charged to the Internet service provider. Revenues earned in connection with the provision of the service would then be divided amongst ourselves and the provider of the licensed video content. The set-top box manufacture would earn revenues from sales of set-top boxes to the Internet service provider or their customers. We would prefer that Internet service providers would purchase the set-top boxes for their customers and recover the cost over time through monthly charges in order to lower the up-front cost to the consumer. However, Internet service providers may not wish to pay this up-front expense and may instead require their customers to purchase the set-top boxes directly. We cannot provide assurance that Internet service providers will accept either our revenue model or our plan to have the Internet service providers acquire the set-top boxes directly.

We have entered into discussions with both a provider of licensed content and a set-top box manufacturer. The set-top box manufacturer is Kreatel, as mentioned above under “Status of Development”. While we have entered into discussions with these parties, we do not have any agreement in place for the submission of proposals to Internet service providers. We have to date submitted one joint proposal with a provider of video content to an Internet service provider located in the Czech Republic. If successful, our installation of the ITonis video solution would be our initial commercial deployment and would in effect be a pilot project for the demonstration and further operational testing of our ITonis video solution. There is no assurance that our initial proposal will be accepted by the Internet service provider or that a contract for the deployment of an ITonis video solution will be concluded.

We anticipate that we will be required to complete additional technical work in connection with the provision of each solution for an Internet service provider. The optimal configuration of each solution will depend on a number of factors, including the network infrastructure that the solution will operate on, the capability of the solution in terms of the number of simultaneous video data streams that may be handled and any required communications between multiple networks. These factors will need to be discussed with the Internet service provider in the course of submitting proposals and agreeing to contract prices.

We believe that this business model will be attractive to many smaller Internet service providers who do not have the technical capabilities or the financial resources to implement and deliver an on-demand Internet video solution for their clients. We also believe that this business model offers us a means of achieving an initial commercial deployment of our ITonis video solution which we could then use to demonstrate to potential customers who may purchase under our direct sales model.

PRODUCT SUPPORT

Once we achieve commercial deployment of our ITonis video solution, we plan to support installed solutions by a support team. The support team will have the necessary training and knowledge to perform:

  basic maintenance operations

  installation of upgrades to software as upgrades are developed application of software “patches” to solve operational problems basic troubleshooting of customer operations

Our support team will be based in our research and development facility in Prague and will be supported by our research and development team.

MARKETING AND SALES PLAN

Our marketing activities to date have been centred on introducing and raising the profile of the ITonis software to potential customers and partners. Due to the geographic position of our offices and business relationships, we have mostly targeted our marketing efforts inside Czech Republic and Scandinavia.

The level of our marketing activity has been restrained by our limited financial resources. As such we have been unable to promote our ITonis video solution in regional, national or international press through direct advertising or through web based advertising. Our focus has been to raise our profile through a combination of working with public relations specialists, web site promotions, web forums, industry networking events and trade shows.

Our marketing tools presently include our web site at www.itonis.tv and product leaflets. We are also able to provide product demonstrations of the ITonis video solution at our research and development facility in Prague.

Our initial marketing efforts will consist of promoting directly our solution to our key target groups while working to develop relationships with potential partners to optimize the exposure of our ITonis video solutions. To develop our network of potential partners and seek new business opportunities, we have visited key trade shows and events associated with our industry, including the IPTV World

Forum in London, TV over DSL in Paris, and the Consumer Electronics Show in Las Vegas. In the future, we plan to be present at such events as an exhibitor. Parallel to our direct sales approach, we are also attempting to identify potential partners in order to develop our Internet service provider model.

We also plan to enter into arrangements with key technology distributors who offer the potential to act as distributors or resellers for our ITonis video solution. Many technology distributors have established customer relationships with Internet service providers, mobile telecommunications operators and television cable companies to whom they sell computer hardware and software. As many of these distributors will not have the ability to offer a technology solution for the delivery of on-demand video via the Internet, we believe that there is a business opportunity for us to enable them to deliver this technology solution and in effect become a “one-stop shop” for their customer needs. We also believe that establishing relationships with technology distributors can lead to new business opportunities through customers that approach technology distributors looking for a technology solution for the delivery of on-demand video via the Internet.

EMPLOYEES

As of the date of this prospectus, we have eleven full-time employees and 2 part time employees. All are employed by ITonis CZ and are based in Prague.

COMPETITION

Customer Approach

They are numerous companies that propose to deliver on-demand video solutions over Internet with the goal of offering end users the choice of what they watch and when. To achieve this goal, these companies use the following different concepts, each of which we will compete against as we attempt to commercialise our ITonis video solution:

Intelligent Set top boxes:

Many companies offer intelligent set top boxes with an integrated hard disk for recording programs. Some of the most advanced companies in this field are TiVo (http://www.tivo.com/) and Replay TV (http://www.digitalnetworksna.com/replaytv/default.asp).

PC Client based solution:

In this case, the intelligence is located inside the PC. End users must download and install a client on their home PC (connected to the home TV).Using this software, users are able to record programs and stream to various devices. One of the most advanced companies is Orb Networks, Inc. (http://www.orb.com/).

Network based solution – Local deployment:

The intelligence and the key infrastructure are now located on the network. The players in this category typically address the needs of hotels, hospitals or residential complex. One of the players in this field is Eona (http://www.eona.com/).

Network based solution – Regional deployment:

The intelligence and the key infrastructure are again located on the network. However, the solution is much more scalable and thousands of end users can be served nationwide. ITonis belongs to this category. Other major players are Kasenna (www.kasenna.com), Envivio (www.envivio.com) and Orca (www.orca.tv).

The following table compares the different customer approaches.

	Intelligent Set top box	PC client based solution	Network based – small deployment	Network based – large deployment
End user
Choice	Limited hard disk space. Need to program the set top box.	Limited hard disk space. Need to program the PC in advance.	Depends on what the service provider puts on the network and his ability to manage content. No limitation on the amount available.	All programs the service providers have access to. No limitation on the amount available.
Access	Requires user to transfer the program to the device in advance.	Ability to access from an Internet connected device. PC must be on and upstream capacity sufficient.	Movies are available only locally.	Possibility to access programs from any broadband Internet connected device.
Cost	Expensive device but usually sponsored by the service providers.	Piece of software to download is inexpensive. PC needs to be on at all times.	Usually, end device is not owned by the end users.	“Simple” Set top box needed.
Ease of use	Easy click to record requires programming.	Easy click to record requires programming.	All the programs are available when you want them.	All the programs are available when you want them.
Service provider
Cost	Data acquisition and Streaming plus set-top box sponsorship.	Data acquisition and Streaming.	Network infrastructure (Data acquisition plus storage plus streaming).	Network infrastructure (Data acquisition plus storage plus streaming).
Revenues	Usually, simple monthly fee for TV access.	Usually, simple monthly fee for TV access.	More options: pay per view and/or monthly fee.	More options: pay per view and/or monthly fee.
Maintenance	Major upgrade needed.	Easy software upgrades.	Upgrades can be done easily on the network. No intervention at the customer level.	Upgrades can be done easily on the network. No intervention at the customer level.
Security	Little control over how end users handle video content.	Little control over how end users handle video content.	Content is streamed to known devices.	Streamed content allows better control (possibility to use DRM and watermarking).

ITonis Positioning

The key differentiator between ITonis and its competitors is that ITonis is able to deliver a full end to end solution developed in-house. By doing so, ITonis offers the potential to significantly cut the integration cost between vendors and limit the interoperability risk between third party vendors. This integration issue is such a challenge that such companies such as Orca have based their whole delivery model on integration. The main components are delivered by third party vendors while they provide the “glue” by integrating the application portal and other end user interfaces. Because of high integration costs, these vendors may not be able to provide solution for small deployments.

Key Competitors

There are several competitors that offer on-demand video solutions via the Internet. Most of them specialize on specific components that they integrate with other vendors. As a result, they are able to offer a complete end to end solution. The list below presents the main competitors that have been identified.

Kasenna – www.kasenna.com

Kasenna is a California based company that focuses on storage and streaming servers. The company was previously focusing on providing local solutions for hotels and hospitals. With the growth of on-demand video and Internet video services, Kasenna’s focus has turned towards the delivery of complete solutions for service operators. Kasenna’s storage servers are used by some major players such as CNN and Fastweb.

Envivio – www.envivio.com

Envivio is a former division of France Telecom that was spun off in 2000. Envivio is now a United States company that conducts research and development in France.

Orca Interactive – www.orca.tv

Orca Interactive is part of the Emblaze group which is traded on the London Stock Exchange. Orca is a provider of middleware and applications for Internet and video on-demand solutions. Orca works with multiple partners in order to deliver end to end solutions. They provide integrated solutions using the components chosen by their clients.

Sentivision – www.sentivision.com

Sentivision is a Japanese company that conducts research and development in Poland. We understand their objective is to provide a full end to end solution to their clients, including set top boxes. Accordingly, their approach is similar to our approach.

Tandberg Television – www.tandbergtv.com

Tandberg Television is listed on the Oslo stock market and has operations in Asia, Australia, Europe and Americas. While the company was originally focused on encoders and decoders, we understand they have added an Internet television offering to their product range and are now able to offer this types of solution.

Cisco – www.cisco.com and www.sciatl.com

We believe Cisco is aiming at entering the television over Internet market. They have recently purchased Scientific Atlanta to enhance their offering of video services.

GD Broadcast – www.gdbtv.com

This UK company aims at delivering video content to personal computers and televisions via third parties.

Many of these competitors will have greater financial, technical and personnel resources than we do. Accordingly, they may be able to develop Internet video solutions faster than we can and bring these solutions to the market faster than we would be able to given our limited resources. Further, the brand name and industry recognition of these competitors may result in businesses that are potential customers to us deciding to purchase and deploy the Internet video solutions offered by our competitors.

INTELLECTUAL PROPERTY

General

We own intellectual property rights relating to the ITonis suite of software applications that includes trade secrets and copyright. We seek to protect our intellectual property by generally limiting access to it, treating portions of it as trade secrets and obtaining confidentiality or non-disclosure agreements from persons who are given access to it, including our developers.

TradeMark Applications

We are presently planning to seek trademark protection of the ITonis name and logo. We presently have not been granted any trademark protection of the ITonis name and logo and there is no assurance that we will achieve trademark protection.

Patents

We presently do not have any patents on the ITonis video solution.

GOVERNMENT REGULATION

The telecommunications industry is highly regulated, and both we and our future customers and users may be affected by changes in regulation of telecommunication services. As we will be providing the technology solution to those businesses that provide telecommunications directly to consumers, we anticipate that we will not be directly subject to government regulation of the delivery of telecommunications services. However, regulations that restrict or prohibit the delivery of video services via the Internet will have the effect of reducing the potential market for our ITonis video solutions. Accordingly, the indirect impact of changes in government regulation could affect our business adversely even though the specific regulations do not apply directly to us or our services. Modifying our ITonis video solution to enable our customers and users to comply with government regulation may be costly and time-consuming and our failure to do so could result in our inability to commercialize our video solutions and carry out our plan of operations. Further, the existence of government regulation in markets into which we may wish to enter may impose prohibitive costs of operation which could result in our determination not to offer our ITonis video solutions in these markets. In addition, laws that handle those issues do not exist in some countries and need to be drafted.

REPORTS TO SECURITY HOLDERS

At this time, we are not required to provide annual reports to security holders. However, shareholders and the general public may view and download copies of all of our filings with the SEC, including annual reports, quarterly reports, and all other reports required under the Securities Exchange Act of 1934, by visiting the SEC site (http://www.sec.gov) and performing a search of our electronic filings. We plan to register our common stock under the Securities Exchange Act of 1934 concurrent with the effectiveness of this registration statement. Thereafter, annual reports will be delivered to security holders as required or they will be available online.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

PLAN OF OPERATIONS

Our plan of operations is described in detail above under the heading “Description of Business”. For the next twelve months, our plan of operations is to complete the following objectives within the time periods and within the budgets specified:

We plan to carry on the development of the ITonis video solution from our research and development facility in Prague. Our general administrative overhead cost for our Prague office is anticipated to be approximately $40,000 per month. This amount includes salaries, computer hardware, rent and other general expenses associated with our Prague office. If we are successful in securing initial commercial sales of our ITonis video solutions, then we anticipate that this expenses may increase to $80,000 per month by the end of 2006. This increase in cost would be attributable to adding additional personnel to our development team and to put in place a team of employees to provide customer support services. Our additional development plans are summarized above in detail under “Description of Business – Development of the ITonis Software -Additional Development Work to be Completed”.

We plan to carry out sales and marketing of our ITonis video solution over the next twelve months with the objective of securing sales to several clients. Our marketing plans are summarized above in detail under “Description of Business – Marketing and Sales Plan”. Our direct marketing activities will be carried out by our employees from our Prague office. As such, the expense for these marketing activities will be within our general and administrative expenses for the Prague office, as outlined above. In addition, Nordic IPTV will undertake sales and marketing activities for which we will pay $30,000 per month, each in accordance with our research and consulting services agreement with Nordic IPTV. We anticipate that we will accrue this amount as a liability during the next twelve months, as contemplated under our agreement with Nordic IPTV.

We plan to launch an operation pilot scale solution for an Internet service provider ISP. The purpose of the pilot project would be to allow us to complete the testing of our ITonis video solution in a live environment and to enable use to have an operating solution that we can use for demonstration purposes in connection with our marketing activities. We anticipate that it would cost approximately $10,000 in additional expenses to launch this operation.

We plan to deploy a small scale commercial solution for an Internet service provider that will offer the basic functionality of the ITonis video solution. We anticipate that this installation would cost approximately $84,000. This cost would cover the hardware and software for the solution. Implementation will be performed by Itonis CZ. This component of our plan of operations is contingent upon us securing an agreement with an Internet service provider.

We anticipate spending approximately $4,000 in ongoing general, legal and administrative expenses per month for the next twelve months, for a total anticipated expenditure of $48,000 over the next twelve months. These general, legal and administrative expenses are external expenses that we anticipate incurring and are in addition to the general and administrative expense of the Prague office discussed above.

We anticipate spending approximately $40,000 in completing the filing of the registration statement of which this prospectus forms a part and becoming a reporting company under the Securities Exchange Act of 1934. These expenses will consist primarily of professional fees relating to the completion of this offering.

As at November 30, 2005, we had cash reserves of $164,550 and working capital of $81,093. As at February 28, 2006, our cash reserves had declined to $22,583 and we had a working capital deficit of $60,688. Our planned expenditures over the next twelve months are $1,022,000. Of this amount, we anticipate accruing $360,000 under our agreement with Nordic IPTV. While we raised $184,461 in private placement financing in April 2006, our financial requirements remain in excess of our cash reserves and working capital. Accordingly, we anticipate that we will require financing in the amount of approximately $500,000 in order to carry out our plan of operations for the next twelve months.

During the twelve month period following the date hereof, we anticipate that we will not generate revenues that exceed our operating costs. We anticipate based on our current cash and working capital and our planned expenses that we will be able to continue our plan of operations over the next five months without additional financing. We believe that we will require additional financing in order to commercialize our ITonis video solution in order to earn revenues that exceed our operating expenses. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock. We may also seek to obtain additional financing from our principal shareholders, although none of our shareholders have committed to advance any shareholder loans to us. We presently have no arrangements in place for additional financing. In the absence of such additional financing, we may not be able to continue our plan of operations beyond the next five months and our business plan may fail. If we do not obtain the required additional financing, we will initially scale back our business operations and may ultimately be forced to abandon our plan of operations and our business activities.

CRITICAL ACCOUNTING POLICIES

Development Stage Company

We are a development stage company as defined by Financial Accounting Standards No. 7. We are presently devoting all of our present efforts to establishing a new business. All losses accumulated since inception have been considered as part of our development stage activities.

Revenue Recognition

We recognize revenue when all of the following criteria have been met: persuasive evidence for an arrangement exists; delivery has occurred; the fee is fixed or determinable; and collection is reasonably assured. Revenue derived from the sale of services is initially recorded as deferred revenue on the balance sheet. The amount is recognized as income over the term of the contract.

Revenue from time and material service contracts is recognized as the services are provided. Revenue from fixed price, long-term service or development contracts is recognized over the contract term based on the percentage of services that are provided during the period compared with the total estimated services to be provided over the entire contract. Losses on fixed price contracts are recognized during the period in which the loss first becomes apparent. Payment terms vary by contract.

Foreign Currency Translations

Our functional currency is the Czech Crown and our reporting currency is the U.S. dollar. All transactions initiated in other currencies are translated into U.S. dollars as follows:

(i)	assets and liabilities at the rate of exchange in effect at the balance sheet date;

(ii)	equity at historical rates; and

(iii)	revenue and expense items at the average rate of exchange prevailing during the period.

Unrealized exchange gains and losses arising from such translations are deferred until realization and are included as a separate component of shareholder’s equity as a component of comprehensive income or loss. Upon realization, the amount deferred is recognized as income in the period when it is realized.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts and timing of revenues and expenses, the reported amounts and classification of assets and liabilities, and disclosure of contingent assets and liabilities. These estimates and assumptions are based on the Company's historical results as well as management's future expectations. The Company's actual results could vary materially from management's estimates and assumptions.

Software Costs

Our policy is that software development costs related to the product line are charged to expense as incurred in accordance with SFAS No. 86, “Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed”. This Statement specifies that costs incurred internally in creating a computer software product shall be charged to expense when incurred as research and development until technological feasibility has been established for the product. Technological feasibility is established upon completion of a detail program design or, in its absence, completion of a working model. To date, technological feasibility of the software underlying our ITonis video solution has not been achieved.

RESULTS OF OPERATIONS

The following summary of our results of operations should be read in conjunction with our audited financial statements for the year ended November 30, 2006 and our unaudited interim financial statements for the three months ended February 28, 2006 that are included herein. References to the discussion below to fiscal 2006 are to our current fiscal year which will end on November 30, 2006. References to fiscal 2005 are to our fiscal year ended November 30, 2005. References to the first quarter of 2006 are to our fiscal quarter ended February 28, 2006.

			Cumulative from
	Three months		Incorporation
	ended	Year Ended	(July 5, 2005) to
	February 28,	November 30,	February 28,
	2006	2005	2006
	(Unaudited)	(Audited)	(Unaudited)
Revenue	$Nil	$Nil	$Nil
General and Administrative Expenses	($162,299)	($118,841)	($281,140)
Salaries and Wages	($59,145)	$NIL	($59,145)
Marketing and Distribution	($60,000)	$NIL	($60,000)
Accounting and Auditing	($4,968)	($64,464)	($69,432)
Legal	($5,250)	($11,792)	($17,042)
Software Development Costs	($13,814)	($41,121)	($54,935)
Consulting	($10,668)	$NIL	($10,668)
Office	($4,934)	($623)	($5,557)
Depreciation	($3,420)	($841)	($4,361)

			Cumulative from
	Three months		Incorporation
	ended	Year Ended	(July 5, 2005) to
	February 28,	November 30,	February 28,
	2006	2005	2006
	(Unaudited)	(Audited)	(Unaudited)
Other Income (Expense)
Other Income	$17,233	$NIL	$17,233
Write down of Intellectual Property	($1,500,000)	($1,000,000)	($2,500,000)
Loss for the Period	($1,645,066)	($1,118,841)	($2,763,907)

Revenue

We did not generate our initial revenues during the first quarter of 2006. We anticipate that we will not earn any revenues until such time as we have achieved commercial deployment of our ITonis video solution.

Salaries And Wages

Salaries and wages are primarily comprised of salaries paid to employees of ITonis CZ who are employed at our research and development facility in Prague.

Salaries and wages were nil in fiscal 2005 as we only completed the acquisition of the our initial software technology from Onyx on November 16, 2006. Salaries and wages increased in the first quarter of 2006 as we hired our initial employees and took over development of the ITonis video solution from Xeris.

Marketing And Distribution

Our marketing and distribution expenses include amounts that we pay under our reseller and consulting services agreement with Nordic IPTV. As this agreement was entered into in February 2006, no expenses under this agreement were recorded in fiscal 2005.

We recorded $60,000 in expenses under the Nordic IPTV agreement in the first quarter of 2006 in respect of two months of services provided by Nordic IPTV. In accordance with our agreement with IPTV, these amounts have not been paid but have been accrued.

Accounting And Auditing

Our accounting and auditing expenses include professional fees for accounting and auditing expenses incurred in connection with the preparation and audit of our financial statements.

We incurred significant accounting and auditing expenses during fiscal 2005 in connection with our corporate organization and the preparation of our initial financial statements. Accounting and auditing expenses during the first quarter of 2006 were in connection with the preparation and audit of our financial statements for fiscal 2005. Our accounting and auditing expenses will continue during the balance of fiscal 2006 in connection with the preparation of our audited financial statements and unaudited interim financial statements and our preparation and filing of a registration statement with the SEC.

Legal

Our legal expenses include professional fees that we pay to our legal counsel.

Our legal expenses in fiscal 2005 represent amounts paid to legal counsel in connection with our corporate organization. Our legal expenses in the first quarter of fiscal 2006 represent amounts paid to legal counsel in connection with our corporate organization and the preparation of a registration statement for filing with the SEC. Legal expenses will be ongoing during fiscal 2006 as we file our registration statement and as we anticipate becoming subject to the reporting obligations of the Securities Exchange Act of 1934.

Software Development Costs

Software development costs represent amounts that we have paid to others for the development of our proprietary software.

Software development costs during the first quarter of fiscal 2006 were paid to Xeris in respect of development work on our ITonis video solution completed by Xeris prior to our taking over software development activities from Xeris in January 2006.

Consulting

Consulting fees represent amounts that we pay to consultants that are engaged by us.

We did not incur any consulting fees during fiscal 2005 as we were inactive for most of this fiscal year. We incurred consulting fees during the first quarter of 2006 as our business activities increased.

Office

Our office expenses include the rent that we pay for our research and development facility in Prague and general office expenses.

Our office expenses increased significantly in the first quarter of fiscal 2006 as the result of Itonis CZ entering into a lease for our research and development facility in Prague. This lease expense will be ongoing through the balance of fiscal 2006.

Depreciation

Depreciation expenses represents depreciation of our computer hardware and equipment.

Depreciation expenses in fiscal 2005 and in the first quarter of fiscal 2006 represent depreciation of computer hardware and equipment that we have acquired in connection with the development and testing of our ITonis video solution.

Other Income

Our other income during the first quarter of fiscal 2006 was comprised of:

  Sub-letting part of our ITonis CZ office to iPLATO s.r.o., a company with whom ITonis CZ has one director in common;

  Outsourcing the services of Nicolas Lavaud to Xeris., a company with whom ITonis CZ has one director in common, as managing director; and

  Outsourcing the services of Libor Bucinsky to Devoteam, an arms length party, for the installation of Telefonica Video on Demand platform at Czech Telecom.

  We did not generate any revenues from the sales or deployment of our ITonis video solutions during fiscal 2005 or the first quarter of fiscal 2006.

Intellectual Property

We valued the “TV Everywhere” software technology that we acquired from Onyx on November 16, 2005 at $1,000,000 based on a value of $0.05 per share being assigned to the 20,000,000 shares that we issued to Onyx to acquire this technology. This amount was expensed during fiscal 2005 as it did not meet the criteria for capitalization as set out in SFAS No. 86.

We valued the TV portal application software technology that we acquired from Nordic IPTV at $1,500,000 based on a value of $0.125 per share being assigned to the 12,000,000 shares that we issued to Nordic IPTV to acquire this technology. This amount was expensed during the first quarter of fiscal 2006 as it did not meet the criteria for capitalization as set out in SFAS No. 86.

Liquidity And Capital Resources

As at November 30, 2005, we had cash reserves of $164,550 and working capital of $81,093. As at February 28, 2006, our cash reserves had declined to $22,583 and we had a working capital deficit of $60,688.

Plan Of Operations

Our planned expenditures over the next twelve months are $1,022,000. Of this amount, we anticipate accruing $360,000 under our agreement with Nordic IPTV. While we raised $184,461 in private placement financing in April 2006, our financial requirements remain in excess of our cash reserves and working capital. Accordingly, we anticipate that we will require financing in the amount of approximately $500,000 in order to carry out our plan of operations for the next twelve months. While this amount may be offset by any gross profits that we earn from sales of our ITonis video solutions, we anticipate that our cash and working capital will not be sufficient to enable us to undertake our plan of operations over the next twelve months without our obtaining additional financing. Accordingly, we anticipate that we will require additional financing in order to enable us to sustain our operations for the next twelve months, as outlined above under “Plan of Operations”.

Cash Used In Operating Activities

We used cash in operating activities in the amount of $141,732 during the first quarter of fiscal 2006 and $34,543 in fiscal 2005. Cash used in operating activities was funded by cash from financing activities.

Cash From Investing Activities

We used cash in investing activities in the amount of $31,259 during the first quarter of fiscal 2006 and $30,283 in fiscal 2005. Cash used in investing activities was attributable primarily to the purchase of computer hardware and equipment that we have acquired in connection with the development and testing of our ITonis video solution.

Cash from Financing Activities

We generated cash from financing activities in the amount of $33,875 during the first quarter of fiscal 2006 and $229,376 in fiscal 2005. Cash generated by financing activities is attributable to the private placement financings of our common stock that we have completed since our incorporation.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive business activities. For these reasons our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Future Financings

We anticipate continuing to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing stockholders. There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing to fund our planned activities.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

DESCRIPTION OF PROPERTIES

Our executive office is located at Klimentska 10, 110 00 Praha 1, Czech Republic. We occupy the premises under a contract with Achat Real a.s, which provides us with approx. 1680 square feet of office space in consideration of a monthly fee of €1,950.87 ($2,286.27 per month based on a foreign exchange rate on November 30, 2005 of $1: €0.8533) . We use this facility as our research and development facility for out ITonis video solutions. These premises are presently adequate for our current business purposes.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  Any of our directors or officers;

  Any person proposed as a nominee for election as a director;

  Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

  Any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the above persons.

PURCHASE OF FOUNDER’S SHARES

Robert Poncini, our initial director and officer, acquired 500,000 shares of our common stock effective July 8, 2005 at a price of $0.001 per share for a total purchase price of $500.

ONYX TRADING INC.

We entered into an asset purchase agreement dated November 1, 2005 with Onyx Trading. Pursuant to this asset purchase agreement, we issued 20,000,000 of our shares of common stock to Onyx Trading in consideration for the acquisition of certain intellectual property owned by Onyx Trading relating to the “TV Everywhere” video platform and software components. This transaction was completed and the shares issued on November 16, 2005.

Onyx Trading completed the following transfers of shares to certain of our employees with the objective of providing them with an ownership interest Itonis and a corresponding performance incentive:

  4,100,000 shares were transferred to Nicolas Lavaud

  3,700,000 shares were transferred to Antonin Kral

  3,700,000 shares were transferred to Libor Bucinsky

Under the terms of their agreements with Onyx Trading, Mr. Lavaud, Mr. Kral and Mr. Bucinsky retain the rights to their shares only when they remain employees of ITonis for a duration of at least 2 years. Onyx Trading transferred these shares to Mr. Lavaud, Mr. Kral and Mr. Bucinsky in reliance of Rule 903 of Regulation S of the Securities Act of 1933. Each of Mr. Lavaud, Mr. Kral and Mr. Bucinsky has provided us with an investment agreement confirming representations, warranties and agreements necessary to establish the transfer in accordance with Rule 903 of Regulation S.

XERIS S.R.O.

Xeris is a wholly owned subsidiary of Onyx. Itonis and Xeris have a director in common, namely Nicolas Lavaud.

During fiscal 2005, we purchased $30,283 worth of office furniture and equipment from Xeris. The office furniture and equipment were valued at the estimated fair market value at the date of purchase. The original cost to Xeris was approximately $33,000.

Before ITonis set up its fully own subsidiary in Czech Republic, ITonis used the services of Xeris to continue the development of the intellectual property it acquired from Onyx. These consulting services amounted to $41,121 during the period ended November 30, 2005 and $13,814 during the three months ended February 28, 2006.

During the first quarter of 2006, ITonis outsourced its director Nicolas Lavaud to Xeris, as managing director. The fee was paid for Mr. Lavaud time to perform all the necessary administrative tasks at Xeris. Fees were equal to $17,233 for the three months ended February 28, 2006, which amount is reported as other income on our financial statements.

NORDIC IPTV COMPANY APS (FORMERLY MAKEITWORK APS)

We entered into an asset purchase agreement dated January 31, 2006 with Nordic IPTV. Nordic IPTV is controlled by Mr. John Marienhoff. Pursuant to this asset purchase agreement, we issued 12,000,000 of our shares of common stock to Nordic IPTV in consideration for the acquisition of certain intellectual property owned by Nordic IPTV relating to the television portal/ web application server technology that had originally been developed by Nordija A/S for Danske Broadband. This intellectual property related to the FTH Broadband technology known as the “NVE Fiber Middleware Administration Architecture” This transaction was completed and the shares issued on February 7, 2006.

Concurrent with the completion of the asset purchase transaction, we entered into a reseller and consulting service agreement with Nordic IPTV on John Marienhoff dated February 7, 2006. Under this agreement, Nordic IPTV has been appointed as an agent of ITonis to promote and resell our products and services. We have agreed to pay a commission to Nordic IPTV based on sales generated by Nordic IPTV at the rate of 40% of the net profits resulting from the sale of the products and services. Nordic IPTV also agreed to provide to ITonis the services of its employee, John Marienhof, to act as Commercial Director of ITonis for consideration of $30,000 per month as a non-refundable advance against the commission payable to Nordic IPTV under the agreement. Notwithstanding this agreement, we have elected not to engage Mr. Marienhof as a commercial director of Itonis at this time. An amount of $60,000 had been accrued under this agreement and was outstanding as at February 28, 2006.

NICOLAS LAVAUD

We have entered into an employment agreement with Mr. Lavaud dated February 1, 2006. The terms and conditions of this employment agreement are described in detail below under the section of this prospectus entitled “Executive Compensation”.

ANTONIN KRAL

We have entered into an employment agreement with Mr. Kral dated January 1, 2006. The terms and conditions of this employment agreement are described in detail below under the section of this prospectus entitled “Executive Compensation”.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO PUBLIC MARKET FOR COMMON STOCK

There is presently no public market for our common stock. We currently plan to have our common stock quoted on the National Association of Securities Dealers Inc.’s OTC Bulletin Board, subject to the effectiveness of the registration statement of which this prospectus forms a part and also subject to the registration of our common stock under section 12(g) of the Exchange Act. However, we can provide no assurance that our shares will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize.

HOLDERS OF OUR COMMON STOCK

As of the date of this registration statement, we had eighty-nine registered stockholders.

RULE 144 SHARES

There are no shares of our common stock that are available for resale to the public in accordance with the requirements of Rule 144 of the Securities Act.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.           1% of the number of shares of the company’s common stock then outstanding; or

2.           the average weekly trading volume of the company’s common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

REGISTRATION RIGHTS

We have not granted registration rights to the selling stockholders or to any other person.

OPTIONS, WARRANTS AND OTHER CONVERTIBLE SECURITIES

We do not have any common stock subject to outstanding options or warrants and there are no securities outstanding that are convertible into shares of our common stock.

DIVIDENDS

There are no restrictions in our articles of incorporation or by-laws that prevent us from declaring dividends. The declaration of dividends is at the discretion of our board. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.           We would not be able to pay our debts as they become due in the usual course of business; or

2.           Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth certain compensation information as to our president and chief executive officer, chief technical officer for the fiscal period ended November 30, 2005.

Name and Principal Position	Year	Annual Compensation			Long Term Compensation			All Other Compen- sation ($)
		Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Restricted Stock Awards	Securities Underlying Options/ SARS (#)	LTIP payouts ($)
Nicolas Lavaud, President (1), (2)	2005	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Antonin Kral, CTO(3)	2005	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Robert Poncini, Former President(2)	2005	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Notes
(1)	Mr. Lavaud has been our chief executive officer since November 16, 2005. The amounts presented for Mr. Lavaud are on an annualized basis.

(2)	Robert Poncini was our chief executive officer from July 5, 2005, the date of our incorporation, to November 16, 2005. We did not pay any compensation to Mr. Poncini during this period.

(3)	Mr. Kral has been an officer of the Company since November 16, 2005. The amounts presented for Mr. Kral are on an annualized basis.

EMPLOYMENT AGREEMENTS

Mr. Lavaud provides his services as chief executive officer to us under a contract between Mr. Lavaud and ITonis CZ dated February 1, 2006. Mr. Lavaud is obligated to devote his full business time to our business. We have agreed to pay to Mr. Lavaud a salary of $73,380 (1,800,000 CZK per year based on a foreign exchange rate on November 30, 2005 of $1:24.53CZK) per annum. No shares are issuable to Mr. Lavaud pursuant to his employment contract.

Mr. Kral provides his services as chief technical officer to us under a contract between Mr. Kral and ITonis CZ dated January 1, 2006. Mr. Kral is obligated to devote his full business time to our business. We have agreed to pay to Mr. Kral a salary of $39,136 (960,000 CZK per year based on a foreign exchange rate on November 30, 2005 of $1:24.53CZK) per annum. No shares are issuable to Mr. Kral pursuant to his employment contract.

COMPENSATION OF DIRECTORS

We do not currently pay our directors any fees or other compensation for acting as directors. We have not paid any fees or other compensation to any of our directors for acting as directors to date.

STOCK OPTION GRANTS

We have not granted any stock options to our directors and officers. We may in the future adopt a stock option plan that would provide for the grants of incentive stock options to our officers, directors and employees. To date, we have not adopted a stock option plan.

LONG-TERM INCENTIVE PLANS

We do not have any long-term incentive plans in place.

FINANCIAL STATEMENTS

The following financial statements of ITonis Inc. listed below are included with this prospectus. These financial statements have been prepared on the basis of accounting principles generally accepted in the United States and are expressed in U.S. dollars.

ITonis Inc. (Consolidated - Audited)

  Report of Independent Registered Public Accounting Firm

  Consolidated Balance Sheet as at November 30, 2005

  Consolidated Statements of Changes in Stockholders’ Equity for the period from incorporation (July 5, 2005) to November 30, 2005

  Consolidated Statements of Operations for the period from incorporation (July 5, 2005) to November 30, 2005

  Consolidated Statements of Cash Flows for the period from incorporation (July 5, 2005) to November 30, 2005

  Notes to Consolidated Financial Statements

ITonis Inc. (Consolidated - Unaudited)

  Interim Consolidated Balance Sheets as at February 28, 2006 (unaudited)

  Interim Consolidated Statements of Changes in Stockholders’ Equity (Deficiency) for the period from incorporation (July 5, 2005) to February 28, 2006 (unaudited)

  Interim Consolidated Statements of Operations for the three months ended February 28, 2006 and for the period from incorporation (July 5, 2005) to February 28, 2006 (unaudited)

  Interim Consolidated Statements of Cash Flows for the three months ended February 28, 2006 and for the period from incorporation (July 5, 2005) to February 28, 2006 (unaudited)

  Notes to Interim Consolidated Financial Statements (unaudited)

ITONIS INC.

(Formerly Kenshou Inc.)

(A Development Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS

November 30, 2005

US FUNDS

Suite 400 - 889 West Pender Street Vancouver, BC Canada V6C 3B2 Tel 604 694-6070 Fax 604 585-8377 info@staleyokada.com www.staleyokada.com

Report of Independent Registered Public Accounting Firm

To the Stockholders of ITonis Inc.:

We have audited the accompanying consolidated balance sheet of ITonis Inc. (the “Company”) (formerly Kenshou Inc.) as at November 30, 2005 and the related consolidated statements of changes in stockholders’ equity, operations, and cash flows for the period ended November 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as at November 30, 2005, and the results of its operations and its cash flows for the period ended November 30, 2005, in conformity with United States generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is dependent upon financing to continue operations, and had suffered losses from operation. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

“Staley, Okada & Partners”

Vancouver, BC, Canada	STALEY, OKADA & PARTNERS
February 17, 2006	CHARTERED ACCOUNTANTS

ITonis Inc.	Statement 1
(Formerly Kenshou Inc.)
(A Development Stage Company)
Consolidated Balance Sheet
As at November 30
US Funds

ASSETS	2005

Current
Cash	$164,550

Equipment (Notes 3 and 5b)	29,442
$193,992

LIABILITIES

Current
Accounts payable	$36,324
Accrued liabilities	15,801
Due to related party (Note 5c)	31,332
83,457

Going Concern (Note 1)

STOCKHOLDERS’ EQUITY

Capital Stock
Common stock
Authorized:
100,000,000 common shares with $0.001 par value
Issued:
31,477,528 common shares - Statement 2	31,478
Additional paid-in capital - Statement 2	1,197,898
Preferred stock
Authorized:
5,000,000 preferred shares with $0.001 par value
Issued and allotted:
NIL	-
Deficit – Accumulated during the development stage – Statement 2	(1,118,841)
110,535
$193,992

- See Accompanying Notes -

ITonis Inc.	Statement 2
(Formerly Kenshou Inc.)
(A Development Stage Company)
Consolidated Statement of Changes in Stockholders’ Equity
US Funds

				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid-in	Development	Stockholders’
	Shares	Amount	Capital	Stage	Equity

Founder shares issued for cash at $0.001 per
share on July 8, 2005	500,000	$500	$-	$-	$500
Shares issued for cash at $0.01 per share on
September 14, 2005	8,000,000	8,000	72,000	-	80,000
Shares issued for cash at $0.05 per share on
November 16, 2005	2,977,528	2,978	145,898	-	148,876
Shares issued for acquisition of software at $0.05
per share on November 16, 2005 (Note 4)	20,000,000	20,000	980,000	-	1,000,000
Loss for the period	-	-	-	(1,118,841)	(1,118,841)

Balance – November 30, 2005	31,477,528	$31,478	$1,197,898	$(1,118,841)	$110,535

- See Accompanying Notes -

ITonis Inc.	Statement 3
(Formerly Kenshou Inc.)
(A Development Stage Company)
Consolidated Statement of Operations
US Funds

From
Incorporation
(July 5, 2005) to
November 30,
2005
General and Administrative Expenses
Audit and accounting fees	$64,464
Bank charges and interest	623
Software development costs	41,121
Legal fees	11,792
Depreciation	841
118,841
Other Expense
Write-off of software acquired (Note 4)	1,000,000
Loss for the Period	$1,118,841

Loss per Share - Basic and Diluted	$(0.16)

Weighted Average Shares Outstanding	6,825,543

- See Accompanying Notes -

ITonis Inc.	Statement 4
(Formerly Kenshou Inc.)
(A Development Stage Company)
Consolidated Statement of Cash Flows
US Funds

From
Incorporation
(July 5, 2005) to
November 30,
2005
Operating
Loss for the period	$(1,118,841)
Items not involving an outlay of cash:
Depreciation	841
Write-off software acquired (Note 4)	1,000,000
Changes in non-cash working capital items:
Accounts payable	36,324
Accrued liabilities	15,801
Due to related party	31,332
(34,543)

Investing
Purchase of equipment	(30,283)

Financing
Share issuances	229,376

Net Increase in Cash	164,550
Cash - Beginning of period	-
Cash - End of Period	$164,550

Income Taxes Paid	$-
Interest Paid	$-

Schedule of Non-Cash Investing Transaction
Shares issued for acquisition of software	$1,000,000

- See Accompanying Notes -

ITonis Inc.
(Formerly Kenshou Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
November 30, 2005
US Funds

1.	Organization and Going Concern

ITonis Inc. (formerly Kenshou Inc.) (the "Company" or “ITonis”) was incorporated on July 5, 2005 as Kenshou Inc. under the laws of the State of Nevada. On December 2, 2005, the Company changed its name to ITonis Inc.

The Company intends to be a provider of video solution and services for video content owners and distributors. Its goal is to facilitate the distribution of video content by providing an electronic channel for distribution based on on-demand services. The Company intends to position itself as an a service/platform provider for the delivery of such content.

As a platform provider, the Company will offer video content distributors (ISP, Mobile operators, Cable operator) a modular platform with Value Added Services such as IPTV, Video on Demand, and TV in the Past. The platform varies in size and the business model can be adapted to the customer needs. Outsourced services include content for small ISPs to full-scale deployment for millions of subscribers.

As a Service provider, the Company will deploy video services on the customers’ network. It will be able to integrate any video solutions into any network.

Going Concern and Liquidity Considerations

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As at November 30, 2005, the Company has a loss from operations of $1,118,841 and has incurred an accumulated operating cash flow deficit of $34,543 since incorporation. The Company intends to continue funding operations through sales, debt, and equity financing its arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the next fiscal year.

Thereafter, the Company will be required to seek additional funds, either through sales, debt, and/or equity financing, to finance its long-term operations. The successful outcome of future activities cannot be determined at this time, and there is no assurance that, if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results. In response to these conditions, management intends to raise additional funds through future debt agreement and private placement offerings.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

ITonis Inc.
(Formerly Kenshou Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
November 30, 2005
US Funds

2.	Significant Accounting Policies

	a)	Basis of Consolidation

On November 25, 2005 the Company incorporated a wholly owned subsidiary in the Czech Republic named ITonis CZ s.r.o. (“ITonis CZ”) for the purposes of operating the Company’s development offices.

These consolidated financial statements include the accounts of both companies since their respective incorporation dates. The purchase method of accounting has been used for consolidation. All intercompany balances and transactions have been eliminated.

	b)	Fiscal Period

The Company’s fiscal year ends on November 30.

	c)	Risks and Uncertainties

The Company operates in an emerging industry that is subject to market acceptance and technological change. The Company's operations are subject to significant risks and uncertainties, including financial, operational, technological and other risks associated with operating an emerging business, including the potential risk of business failure.

	d)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts and timing of revenues and expenses, the reported amounts and classification of assets and liabilities, and disclosure of contingent assets and liabilities. These estimates and assumptions are based on the Company’s historical results as well as management’s future expectations. The Company’s actual results could vary materially from management’s estimates and assumptions.

	e)	Development Stage Company

The Company is a development stage company as defined by Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establish a new business and implement its business plan All losses accumulated since inception have been considered as part of the Company’s development stage activities.

	f)	Cash and Cash Equivalents

Cash and cash equivalents consist of highly liquid debt instruments purchased with an initial maturity of three months or less.

ITonis Inc.
(Formerly Kenshou Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
November 30, 2005
US Funds

2.	Significant Accounting Policies - Continued

	g)	Equipment and Depreciation

Property and equipment are stated at cost. Depreciation is computed using the straight-line method to allocate the cost of depreciable assets over the estimated useful lives of the assets as follows:

Estimated useful life (in years)
Office and computer equipment	3

Maintenance, repairs and minor renewals are charged directly to the statement of operations as incurred. When assets are disposed of, the related cost and accumulated depreciation thereon are removed from the financial statements and any resulting gain or loss is included in the statement of operations.

h)	Revenue Recognition

Revenues are recognized when all of the following criteria have been met: persuasive evidence for an arrangement exists; delivery has occurred; the fee is fixed or determinable; and collection is reasonably assured. Revenue derived from the sale of services is initially recorded as deferred revenue on the balance sheet. The amount is recognized as income over the term of the contract.

Revenue from time and material service contracts is recognized as the services are provided. Revenue from fixed price, long-term service or development contracts is recognized over the contract term based on the percentage of services that are provided during the period compared with the total estimated services to be provided over the entire contract. Losses on fixed price contracts are recognized during the period in which the loss first becomes apparent. Payment terms vary by contract.

To date, the Company has no revenue.

i)	Foreign Currency Translations

The Company’s functional and reporting currency is the U.S. dollar. All transactions initiated in other currencies are translated into U.S. dollars as follows:

	i)	Assets and liabilities at the rate of exchange in effect at the balance sheet date;
	ii)	Equity at historical rates; and
	iii)	Revenue and expense items at the average rate of exchange prevailing during the period.

Unrealized exchange gains and losses arising from such translations are deferred until realization and are included as a separate component of shareholders’ equity as a component of comprehensive income or loss. Upon realization, the amount deferred is recognized in income in the period when it is realized.

ITonis Inc.
(Formerly Kenshou Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
November 30, 2005
US Funds

2.	Significant Accounting Policies - Continued

	j)	Income Taxes

Income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be recovered.

	k)	Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, accounts payable and due to related party. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

	l)	Derivative Financial Instruments

The Company was not a party to any derivative financial instruments during any of the reported fiscal periods.

	m)	Stock-Based Compensation

The Company accounts for stock-based compensation issued to employees using the intrinsic value method as prescribed by Accounting Principles Board Opinion (“APB”) No. 25 "Accounting for Stock Issued to Employees." Under the intrinsic value method, compensation is the excess, if any, of the fair value of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock. Compensation, if any, is recognized over the applicable service period, which is usually the vesting period. The Financial Accounting Standards Board ("FASB") has issued SFAS No. 123 "Accounting for Stock-Based Compensation," as amended by SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of FASB Statement No. 123” and interpreted by FASB Interpretation No. ("FIN") 44, "Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB 25." This standard, if fully adopted, changes the method of accounting for all stock-based compensation to the fair value method. For stock options and warrants, fair value is determined using an option pricing model that takes into account the stock price at the grant date, the exercise price, the expected life of the option or warrant and the annual rate of quarterly dividends. Compensation expense, if any, is recognized over the applicable service period, which is usually the vesting period.

The adoption of the accounting methodology of SFAS No. 123 for employees is optional and the Company has elected to continue accounting for stock-based compensation issued to employees using APB 25; however, pro forma disclosures, as if the Company had adopted the cost recognition requirements under SFAS No. 123, are required to be presented.

To date, no stock options have been granted by the Company.

ITonis Inc.
(Formerly Kenshou Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
November 30, 2005
US Funds

2.	Significant Accounting Policies - Continued

	n)	Comprehensive Income

SFAS No. 130, "Reporting Comprehensive Income", establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements.

	o)	Loss per Share

The Company computes net loss per common share using SFAS No. 128 "Earnings Per Share." Basic loss per common share is computed based on the weighted average number of shares outstanding for the period. Diluted loss per share is computed by dividing net loss by the weighted average shares outstanding assuming all dilutive potential common shares were issued. There were no dilutive potential common shares at November 30, 2005. The Company has incurred net losses and has no potentially dilutive common shares; therefore, basic and diluted loss per share are the same. Additionally, for the purposes of calculating diluted loss per share, there were no adjustments to net loss.

	p)	Treasury Stock

The Company accounts for acquisitions of treasury stock under the cost method. Treasury stock is recorded as a separate component of stockholders' equity at cost, and paid-in capital accounts are not adjusted until the time of sale, retirement or other disposition.

	q)	Website Development Costs

EITF Issue 00-2 “Accounting for Web Site Development Costs” reached a consensus that, regardless of whether the website planning activities specifically relate to software, all costs incurred in the planning stage should be expensed as incurred. However, costs incurred in the operation stage that involve providing additional functions or features to the website should be accounted for as, in effect, new software. That is, costs of upgrades and enhancements that add functionality should be expensed or capitalized based on the general model of SOP 98-1 and FASB Statement 86.

Costs incurred for website hosting, which involve the payment of a specified periodic fee to an Internet service provider in return for hosting the website on its server(s) connected to the Internet, would generally be expensed over the period of benefit.

During the period, the Company did not incur any significant website development costs.

	r)	Software Costs

The Company’s policy is that software development costs related to the product line are charged to expense as incurred in accordance with SFAS No. 86, “Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed”. This Statement specifies that costs incurred internally in creating a computer software product shall be charged to expense when incurred as research and development until technological feasibility has been established for the product. Technological feasibility is established upon completion of a detail program design or, in its absence, completion of a working model. To date, technological feasibility has not been achieved.

ITonis Inc.
(Formerly Kenshou Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
November 30, 2005
US Funds

2.	Significant Accounting Policies – Continued

	r)	Software Costs - continued

Costs for internal use software, whether developed or obtained, are assessed to determine whether they should be capitalized or expensed in accordance with American Institute of Certified Public Accountants' Statement ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use.” Capitalized software costs, if any, will be reflected as property and equipment on the balance sheet.

	s)	Long Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable or at least at the end of each reporting period. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable. For long-lived assets to be held and used, management measures fair value based on quoted market prices or based on discounted estimates of future cash flows.

	t)	Concentrations and Credit Risk

The Company’s financial instruments that are exposed to concentrations and credit risk primarily consist of amounts due to related parties.

	u)	Segment Reporting

SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", changed the way public companies report information about segments of their business in their quarterly reports issued to stockholders. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues and its major customers. The Company currently operates in two segments, Czech Republic and the United States (Note 7).

	v)	Recently Adopted Accounting Standards

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments, an amendment of FASB Statements No. 133 and 140.” This statement permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation. It establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation. In addition, SFAS 155 clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133. It also clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives. SFAS 155 amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This Statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

ITonis Inc.
(Formerly Kenshou Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
November 30, 2005
US Funds

2.	Significant Accounting Policies - Continued

	v)	Recently Adopted Accounting Standards - Continued

In May 2005, the FASB issued SFAS 154, “Accounting Changes and Error Corrections,” which replaces APB Opinion No. 20, “Accounting Changes,” and supersedes FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements – an amendment of APB Opinion No. 28.” SFAS 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, SFAS 154 requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, SFAS 154 requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. SFAS 154 shall be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The company does not expect the provisions of SFAS 154 will have a significant impact on its results of operations.

In December 2004, the FASB issued SFAS 153, “Exchanges of Non-Monetary Assets”, an amendment of APB 29. This statement amends APB 29, which is based on the principle that exchanges of non-monetary assets should be measured at the fair value of the assets exchanged with certain exceptions. SFAS 153 eliminates the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for non-monetary asset exchanges occurring in fiscal periods beginning on or after June 15, 2005. The company does not expect the provisions of SFAS 153 will have a significant impact on its results of operations.

In December 2004, the FASB issued SFAS No. 123R, “Share Based Payment.” SFAS 123R is a revision of SFAS No. 123 “Accounting for Stock-Based Compensation”, and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and Emerging Issues Task Force Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.” SFAS 123R does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, “Employers’ Accounting for Employee Stock Ownership Plans.”

ITonis Inc.
(Formerly Kenshou Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
November 30, 2005
US Funds

2.	Significant Accounting Policies - Continued

	w)	Recently Adopted Accounting Standards – Continued

SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award – the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of SFAS 123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123R as of the first interim or annual reporting period that begins after June 15, 2005. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. For non-public entities, SFAS 123R must be applied as of the beginning of the first annual reporting period beginning after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

In November 2004, the FASB issued SFAS No.151, “Inventory Costs, an amendment of ARB No.43, Chapter 4.” This statement is effective for fiscal years beginning after June 15, 2005, therefore it became effective for the Company beginning October 1, 2005. This standard clarifies that abnormal amounts of idle facility expense, freight, handling costs and wasted material should be expensed as incurred and not included in overhead. In addition, this standard requires that the allocation of fixed production overhead costs to inventory be based on the normal capacity of the production facilities. The adoption of this standard did not have a material effect on the Company’s results of operations or financial position.

3.	Equipment

Details are as follows:

			Net Book
			Value
		Accumulated	November 30,
	Cost	Depreciation	2005
Office furniture	$7,955	$(221)	$7,734
Office equipment	22,328	(620)	21,708
	$30,283	$(841)	$29,442

ITonis Inc.
(Formerly Kenshou Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
November 30, 2005
US Funds

4.	Software Costs

By agreement dated October 1, 2005, the Company acquired from an unrelated party, the TV Everywhere Technology by issuing 20,000,000 common shares. The value assigned to the 20,000,000 common shares was $1,000,000 being equal to the most recent share transaction of the Company of $0.05 per share. This amount was expensed, as it does not meet the criteria for capitalization as set out in SFAS No. 86.

5.	Related Party Balances and Transactions

Related party transactions not disclosed elsewhere in these consolidated financial statements are as follows:

	a)	During the period, the Company issued 500,000 founder shares to a former director of the Company for cash proceeds of $500.

b)

During the period, the Company purchased $30,283 worth of office furniture and equipment from a separate company who has a director in common with the Company. The office furniture and equipment were valued at the estimated fair market value at the date of purchase. The original cost to the related company was approximately $33,000

c)

During the period, the Company paid $41,121 for software development costs to a separate company who has a director in common with the Company. Of this, $31,332 remains unpaid at period end. This amount is non-interest bearing and due on demand.

These transactions are for the normal course of operations and are measured at the exchange amount of consideration established and agreed to by the related parties.

6.	Income Taxes

The Company has accumulated net operating losses for U.S. federal income tax purposes of approximately $204,411, which may be carried forward until 2025 and used to reduce taxable income of future years.

Details of future income tax assets:

November 30,
Future income tax assets:	2005
Non-capital tax loss	$69,500
Valuation allowance	(69,500)
$-

The potential future tax benefits of these losses have not been recognized in these financial statements due to uncertainty of their realization. When the future utilization of some portion of the carryforwards is determined not to be “more likely than not,” a valuation allowance is provided to reduce the recorded tax benefits from such assets.

ITonis Inc.
(Formerly Kenshou Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
November 30, 2005
US Funds

7.	Segmented Information

Details on a geographic basis as at November 30, 2005 are as follows:

	ITonis CZ	ITonis Inc.
	Czech	U.S.A.	Total
Assets	$39,812	$154,180	$193,992
Loss for the period	$(1,798)	$(1,117,043)	$(1,118,841)

8.	Subsequent Events

a)

The Company entered into an agreement dated January 31, 2006 with an unrelated company, whereby it agreed to acquire all rights, title and interest in and to the intellectual property relating to FTH Broadband technology known as the “NVE Fiber Middleware Administration Architecture” in exchange for 12,000,000 common shares of the Company. The intellectual property right was assigned to the Company on February 7, 2006.

b)

The Company entered into a two-year consulting service agreement dated January 1, 2006 with an unrelated company (the “Agent”). Under the terms of the agreement, the Company granted the Agent with the exclusive rights in Denmark and non-exclusive rights in Europe and Greenland, to market and distribute the Company’s services and products. The Agent also agreed to provide the Company the services of one its employee for the duration of this agreement, to act as Commercial Director of The Company and to provide such services to the Company in accordance with a job description to be agreed in writing between the parties. The Company agreed pay the Agent, the greater of 40% of the net profits resulting from the sale of services and products or US$30,000 per month. Either party may, at any time, give three month’s advance written notice of termination of this agreement.

c)

In January and February 2006, the Company issued 271,000 common shares for a total cash proceeds of $33,875, being $0.001 par value per share and $0.124 per share for excess consideration over par value.

ITONIS INC.

(Formerly Kenshou Inc.)

(A Development Stage Company)

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2006

US FUNDS

(Unaudited)

ITonis Inc.	Statement 1
(Formerly Kenshou Inc.)
(A Development Stage Company)
Interim Consolidated Balance Sheet
US Funds

	As at	As at
	February 28,	November 30,
	2006	2005
ASSETS	(Unaudited)	(Audited)
Current
Cash	$22,583	$164,550
Due from related party (Note 7d)	12,290	-
Prepaid expenses	16,465	-
	51,338	164,550

Equipment (Note 3)	57,181	29,442
	$108,519	$193,992

LIABILITIES
Current
Accounts payable	$36,031	$36,324
Accrued liabilities	10,645	15,801
Due to related party (Note 7c & e)	65,350	31,332
	112,026	83,457

Shares Subscriptions Received in Advance (Note 9)	33,875	-

Going Concern (Note 1)

STOCKHOLDERS’ EQUITY (DEFICIENCY)
Capital Stock
Common stock
Authorized:
100,000,000 common shares with $0.001 par value
Issued and fully paid:
43,477,528 common shares (31,477,528 –
November 30, 2005) - Statement 2	43,478	31,478
Additional paid-in capital - Statement 2	2,685,898	1,197,898
Preferred stock
Authorized:
5,000,000 preferred shares with $0.001 par value
Issued and fully paid: Nil	-	-
Accumulated Comprehensive Loss - Statement 2	(2,851)	-
Deficit – Accumulated during the development stage -
Statement 2	(2,763,907)	(1,118,841)
	(37,382)	110,535
	$108,519	$193,992

- See Accompanying Notes -

ITonis Inc.	Statement 2
(Formerly Kenshou Inc.)
(A Development Stage Company)
Interim Consolidated Statements of Changes in Stockholders’ Equity (Deficiency)
US Funds
(Unaudited)

				Deficit
				Accumulated
			Additional	During the	Accumulated	Total
	Common Stock		Paid-in	Development	Comprehensive	Stockholders'
	Shares	Amount	Capital	Stage	Loss	Equity

Founder shares issued for cash at
$0.001 per share on July 8, 2005	500,000	$500	$-	$-	$-	$500
Shares issued for cash at $0.01 per
share on September 14, 2005	8,000,000	8,000	72,000	-	-	80,000
Shares issued for cash at $0.05 per
share on November 16, 2005	2,977,528	2,978	145,898	-	-	148,876
Shares issued for acquisition of
software at $0.05 per share on
November 16, 2005 (Note 4a)	20,000,000	20,000	980,000	-	-	1,000,000
Loss for the period	-	-	-	(1,118,841)	-	(1,118,841)

Balance - November 30, 2005
(Audited)	31,477,528	31,478	1,197,898	(1,118,841)	-	110,535
Shares issued for acquisition of
intellectual property at $0.125 per
share on February 7, 2006
(Note 4b)	12,000,000	12,000	1,488,000	-	-	1,500,000
Loss for the period	-	-	-	(1,645,066)	-	(1,645,066)
Foreign currency translation
adjustment	-	-	-	-	(2,851)	(2,851)
Balance – February 28, 2006
(Unaudited)	43,477,528	43,478	2,685,898	(2,763,907)	(2,851)	(37,382)

- See Accompanying Notes -

ITonis Inc.	Statement 3
(Formerly Kenshou Inc.)
(A Development Stage Company)
Interim Consolidated Statement of Operations
US Funds
(Unaudited)

		From
	For the Three	Incorporation
	Months Ended	(July 5, 2005)
	February 28,	to February 28,
	2006	2006
General and Administrative Expenses
Marketing and distribution	$60,000	$60,000
Salaries & wages	59,145	59,145
Software development costs	13,814	54,935
Consulting	10,668	10,668
Legal	5,250	17,042
Audit and accounting	4,968	69,432
Office	4,934	5,557
Depreciation	3,520	4,361
	162,299	281,140

Loss from Operations	(162,299)	(281,140)

Other Income (Expense)
Other income (Note 7d)	17,233	17,233
Intellectual property (Note 4b)	(1,500,000)	(2,500,000)

Loss for the Period	$(1,645,066)	$(2,763,907)

Loss per Share - Basic and Diluted	$(0.05)

Weighted Average Shares Outstanding	34,277,168

Comprehensive Loss
Loss for the period	$(1,645,066)	$(2,763,907)
Foreign currency translation adjustment	(2,851)	(2,851)

Total Comprehensive Loss for the Period	$(1,647,917)	$(2,766,758)

Comprehensive Loss per Share	$(0.05)

- See Accompanying Notes -

ITonis Inc.	Statement 4
(Formerly Kenshou Inc.)
(A Development Stage Company)
Interim Consolidated Statement of Cash Flows
US Funds
(Unaudited)

		From
	For the Three	Incorporation
	Months Ended	(July 5, 2005)
	February 28,	to February 28,
	2006	2006
Operating
Loss for the period	$(1,645,066)	$(2,763,907)
Items not involving an outlay of cash:
Depreciation	3,520	4,361
Shares issued for intellectual property	1,500,000	2,500,000
Changes in non-cash working capital items:
Prepaid expenses	(16,465)	(16,465)
Due from related party	(12,290)	(12,290)
Accounts payable	(293)	36,031
Accrued liabilities	(5,156)	10,645
Due to related party	34,018	65,350
	(141,732)	(176,275)

Investing
Purchase of equipment	(31,259)	(61,542)
	(31,259)	(61,542)

Financing
Share subscriptions received in advance	33,875	33,875
Share issuances for cash	-	229,376
	33,875	263,251

Effect of exchange rate changes on cash	(2,851)	(2,851)

Net Increase (Decrease) in Cash	(141,967)	22,583
Cash - Beginning of period	164,550	-
Cash - End of Period	$22,583	$22,583

Income Taxes Paid	$-	$-
Interest Paid	$-	$-

Supplemental Schedule of Non-Cash Investing
and Financing Transactions
Shares issued for intellectual property	$1,500,000	$2,500,000

- See Accompanying Notes -

ITonis Inc.
(Formerly Kenshou Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
February 28, 2006
US Funds
(Unaudited)

1.	Organization and Going Concern

Organization

ITonis Inc. (formerly Kenshou Inc.) (the "Company" or “ITonis”) was incorporated on July 5, 2005 as Kenshou Inc. under the laws of the State of Nevada. On December 2, 2005, the Company changed its name to ITonis Inc.

The Company intends to be a provider of video solution and services for video content owners and distributors. Its goal is to facilitate the distribution of video content by providing an electronic channel for distribution based on on-demand services. The Company intends to position itself as an a service/platform provider for the delivery of such content.

As a platform provider, the Company will offer video content distributors (ISP, Mobile operators, Cable operator) a modular platform with Value Added Services such as IPTV, Video on Demand, and TV in the Past. The platform varies in size and the business model can be adapted to the customer needs. Outsourced services include content for small ISPs to full-scale deployment for millions of subscribers.

As a Service provider, the Company will deploy video services on the customers’ network. It will be able to integrate any video solutions into any network.

Going Concern and Liquidity Considerations

The accompanying unaudited interim consolidated financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States for interim financial information and in accordance with Item 310(b) of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by United States generally accepted accounting principles for annual financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three-month period ended February, 2006 are not necessarily indicative of the results that may be expected for the year ended November 30, 2006.

The accompanying unaudited interim consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As at February 28, 2006, the Company has a working capital deficiency of $60,688, an accumulated deficit of $2,763,907 and has incurred an accumulated operating cash flow deficit of $176,275 since incorporation. The Company intends to continue funding operations through sales, debt, and equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the next fiscal year.

Thereafter, the Company will be required to seek additional funds, either through sales, debt, and/or equity financing, to finance its long-term operations. The successful outcome of future activities cannot be determined at this time, and there is no assurance that, if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results. In response to these conditions, management intends to raise additional funds through future debt agreement and private placement offerings.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying unaudited consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

ITonis Inc.
(Formerly Kenshou Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
February 28, 2006
US Funds
(Unaudited)

2.	Significant Accounting Policies

These unaudited interim consolidated financial statements follow the same accounting policies and methods of their application as the most recent annual financial statements, except as noted below. These interim financial statements should be read in conjunction with the audited financial statements of the Company as at November 30, 2005.

Basis of Consolidation

On November 25, 2005 the Company incorporated a wholly owned subsidiary in the Czech Republic named Itonis CZ s.r.o. (“ITonis CZ”) for the purposes of operating the Company’s development offices.

These unaudited consolidated financial statements include the accounts of both companies since their respective incorporation dates. All intercompany balances and transactions have been eliminated.

Recently Issued Accounting Pronouncements

In March 2006, the FASB issued Statement of Financial Accounting Standards No. 156, Accounting for Servicing of Financial Assets (“SFAS No. 156”), which amends FASB Statement No. 140 (“SFAS No. 140”). SFAS 156 may be adopted as early as January 1, 2006, for calendar year-end entities, provided that no interim financial statements have been issued. Those not choosing to early adopt are required to apply the provisions as of the beginning of the first fiscal year that begins after September 15, 2006 (e.g., January 1, 2007, for calendar year-end entities). The intention of the new statement is to simplify accounting for separately recognized servicing assets and liabilities, such as those common with mortgage securitization activities, as well as to simplify efforts to obtain hedge- like accounting. Specifically, the FASB said FAS No. 156 permits a servicer using derivative financial instruments to report both the derivative financial instrument and related servicing asset or liability by using a consistent measurement attribute, or fair value. The adoption of SFAS 156 is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

3.	Equipment

Details are as follows:

			Net Book	Net Book
			Value	Value
			February 28,	November 30,
		Accumulated	2006	2005
	Cost	Depreciation	(Unaudited)	(Audited)
Office furniture	$7,955	$(877)	$7,078	$7,734
Office equipment	53,587	(3,484)	50,103	21,708
	$61,542	$(4,361)	$57,181	$29,442

ITonis Inc.
(Formerly Kenshou Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
February 28, 2006
US Funds
(Unaudited)

4.	Software Costs

a)

By agreement dated October 1, 2005, the Company acquired from an unrelated party, the TV Everywhere Technology by issuing 20,000,000 common shares. The value assigned to the 20,000,000 common shares was $1,000,000 being equal to the most recent share transaction of the Company of $0.05 per share. This amount was expensed, as it does not meet the criteria for capitalization as set out in SFAS No. 86.

b)

By agreement dated January 31, 2006, the Company acquired from an unrelated party, all rights, title and interest in and to the intellectual property relating to FTH Broadband technology known as the “NVE Fiber Middleware Administration Architecture” in exchange for 12,000,000 common shares of the Company. The intellectual property right was assigned to the Company on February 7, 2006.

The value assigned to the 12,000,000 common shares was $1,500,000 being equal to the most recent share transaction of the Company of $0.125 per share. This amount was expensed, as it does not meet the criteria for capitalization as set out in SFAS No. 86.

5.	Marketing and Distribution Consulting Service Agreement

The Company entered into a two-year consulting service agreement dated January 1, 2006 with a company with a significant interest in the Company (the “Agent”). Under the terms of the agreement, the Company granted the Agent with the exclusive rights in Denmark and non-exclusive rights in Europe and Greenland, to market and distribute the Company’s services and products. The Agent also agreed to provide the Company the services of one its employee for the duration of this agreement, to act as Commercial Director of The Company and to provide such services to the Company in accordance with a job description to be agreed in writing between the parties. The Company agreed to pay the Agent, the greater of 40% of the net profits resulting from the sale of services and products or $30,000 per month. Either party may, at any time, give three month’s advance written notice of termination of this agreement. As at February 28, 2006, $60,000 has been accrued in these unaudited interim consolidated financial statements for marketing and distribution fees payable under this agreement.

6.	Segmented Information

Details on a geographic basis as at February 28, 2006 are as follows:

	ITonis CZ	ITonis Inc.
	Czech	U.S.A.	Total
Assets	$99,933	$8,586	$108,519
Loss for the period	$(68,559)	$(1,576,507)	$(1,645,066)

Details on a geographic basis as at November 30, 2005 are as follows:

	ITonis CZ	ITonis Inc.
	Czech	U.S.A.	Total
Assets	$39,812	$154,180	$193,992
Loss for the period	$(1,798)	$(1,117,043)	$(1,118,841)

ITonis Inc.
(Formerly Kenshou Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
February 28, 2006
US Funds
(Unaudited)

7.	Related Party Balances and Transactions

Related party transactions not disclosed elsewhere in these financial statements are as follows:

	a)	During the year ended November 30, 2005, the Company issued 500,000 founder shares to a former director of the Company for cash proceeds of $500.

b)

During the year ended November 30, 2005, the Company purchased $30,283 worth of office furniture and equipment from a separate company who has a director in common with the Company. The office furniture and equipment were valued at the estimated fair market value at the date of purchase. The original cost to the related company was approximately $33,000

c)

The amount due to related party of $60,000 consists of non-interest bearing, due on demand accrued fees owing to a separate company who holds a significant interest in the Company. In addition, a salary in the amount of $5,350 was accrued to the Company’s president and director.

d)

During the period ended February 28, 2006, consulting fees of $17,233 were charged to a separate company who has a director in common with the Company. Of this, $12,290 is still unpaid as at period end.

e)

During the period, the Company paid $13,814 (2005 - $41,121) for software development costs to a separate company who has a director in common with the Company. Of this, $Nil (2005 - $31,332) remains unpaid at period end. This amount is non-interest bearing and due on demand.

These transactions are for the normal course of operations and are measured at the exchange amount of consideration established and agreed to by the related parties.

8.	Income Taxes

The Company has accumulated net operating losses for U.S. federal income tax purposes of approximately $193,500, which may be carried forward until 2025 and used to reduce taxable income of future years.

Details of future income tax assets:

	February 28,	November 30,
Future income tax assets:	2006	2005
Non-capital tax loss	$65,790	$69,500
Valuation allowance	(65,790)	(69,500)
	$-	$-

The potential future tax benefits of these losses have not been recognized in these financial statements due to uncertainty of their realization. When the future utilization of some portion of the carryforwards is determined not to be “more likely than not,” a valuation allowance is provided to reduce the recorded tax benefits from such assets.

ITonis Inc.
(Formerly Kenshou Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
February 28, 2006
US Funds
(Unaudited)

9.	Subsequent Events

Subsequent to period-end, the Company completed a private placement of 1,477,129 shares for gross proceeds of $184,641, being $0.001 par value per share and $0.124 per share for excess consideration over par value. Of this, $33,875 was received during the current period.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a Registration Statement on form SB-2 under the Securities Act with the SEC with respect to the shares of our common stock offered by this prospectus. This prospectus is filed as a part of that Registration Statement, but does not contain all of the information contained in the Registration Statement and exhibits. Statements made in the Registration Statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. You may inspect the Registration Statement, exhibits and schedules filed with the SEC at the SEC’s principal office in Washington, D.C. Copies of all or any part of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the SEC. Our Registration Statement and the referenced exhibits can also be found on this site.

We are not currently subject to the Exchange Act and currently are not required to, and do not, deliver annual, quarterly or special reports to stockholders. We will not deliver such reports to our stockholders until after, and if, this offering is declared effective by the SEC. Once such effectiveness is granted, if ever, we plan to file a registration statement pursuant to the Exchange Act in order to register our common stock under Section 12(g) of the Exchange Act. Upon our common stock becoming registered under the Exchange Act, we will be required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings will be available to the public over the Internet at the SEC’s website at http://www.sec.gov.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until 180 days from the effective date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (“NRS”), our articles of incorporation and our bylaws. The following provides a summary of the indemnification provisions relating to our officers and directors set forth in the NRS, our articles of incorporation and our bylaws:

NEVADA REVISED STATUTES

Section 78.5702 of the NRS provides as follows:

1.           A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2.           A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

3.           To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751 of the NRS provides as follows:

1.           Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)           By the stockholders;

(b)           By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)           If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d)           If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2.           The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

3.           The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a)           Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b)           Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

OUR ARTICLES OF INCORPORATION

Our articles of incorporation do not limit the automatic director immunity from liability under the NRS.

Our articles of incorporation further provide that, to the fullest extent permitted by NRS 78, a director or officer of our company will not be personally liable to our company or our stockholders for damages for breach of fiduciary duty as a director or officer, provided that this article will not eliminate or limit the liability of a director or officer for:

(a)           acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

(b)           the payment of distributions in violation of NRS 78.300, as amended.

Our articles of incorporation further provide that:

1.           we will indemnify to the fullest extent permitted by law any person (the “Indemnitee”) made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of our company) by reason of the fact that he or she is or was a director of our company or is or was serving as a director, officer, employee or agent of another entity at the request of our company or any predecessor of our company against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys’ fees and disbursements) that he or she incurs in connection with such action or proceeding; and

2.           we will, from time to time, reimburse or advance to any Indemnitee the funds necessary for payment of expenses, including attorneys’ fees and disbursements, incurred in connection with defending any proceeding for which he or she is indemnified by our company, in advance of the final disposition of such proceeding; provided that our company has received the undertaking of such director or officer to repay any such amount so advanced if it is ultimately determined by a final and unappealable judicial decision that the director or officer is not entitled to be indemnified for such expenses.

OUR BYLAWS

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)           such indemnification is expressly required to be made by law;

(2)           the proceeding was authorized by our board of directors;

(3)           such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)           such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of our company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of our company, except by reason of the fact that such officer is or was a director of our company in which event this restriction shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of our company.

OPINION OF THE SECURITIES AND EXCHANGE COMMISSION

We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a list of the expenses to be incurred by ITonis in connection with the preparation and filing of this Registration Statement. All amounts shown are estimates except for the SEC registration fee:

Securities and Exchange Commission registration fee	$303
Accounting fees and expenses	$15,000
Legal fees and expenses	$35,000
Transfer agent and registrar fees	$1,000
Fees and expenses for qualification under state securities laws	$697
Miscellaneous	$1,000
Total	$53,000

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling stockholders. The selling stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage or underwriting discounts or commissions paid by the selling stockholders to broker-dealers in connection with the sale of their shares.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

We completed an offering of 500,000 shares of our common stock at a price of $0.001 per share to Robert Poncini, our initial director and officer, on July 8, 2005, for total proceeds of $500.00. We completed this offering pursuant to Section 4(2) of the Securities Act. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to Robert Poncini. The 500,000 shares of common stock are restricted shares, as defined in the Securities Act, and have been endorsed with a legend confirming that the shares cannot be resold or transferred unless registered under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

We completed an offering of 8,000,000 shares of our common stock at a price of $0.01 per share to a total of eight purchasers on Sept 14, 2005. The total proceeds from this offering were $80,000. We completed this offering pursuant to Rule 903 of Regulation S of the Securities Act. Each sale of shares was completed as an “offshore transaction”, as defined in Rule 902(h) of Regulation S, on the basis that: (i) each investor was outside of the United States at the time the offer to purchase the shares was made; and (ii) at the time the subscription agreement for the shares was executed, the investor was outside of the United States or we had a reasonable belief that the investor was outside of the United States. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States. Each investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends have been affixed to the stock certificate issued to each purchaser in accordance with Regulation S confirming that the shares cannot be resold or transferred other than pursuant to Regulation S, registration under the Securities Act or an exemption from the registration requirements of the Securities Act. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We completed an offering of 20,000,000 shares of our common stock at a price of $0.05 per share to Onyx Trading Inc. for the purchase of intellectual property related to the video solution and its components. We completed this offering pursuant to Section 4(2) and Rule 903 of Regulation S of the Securities Act. Onyx Trading Inc. subsequently sold 11,500,000 shares to three employees of Xeris s.r.o., its fully owned subsidiary as part of a motivation scheme for them to join ITonis. The three employees were Nicolas Lavaud, Antonin Kral and Libor Bucinsky. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any party. The 20,000,000 shares of common stock are restricted shares, as defined in the Securities Act, and have been endorsed with a legend confirming that the shares cannot be resold or transferred unless registered under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. In addition, the issuance of the shares was completed as an “offshore transaction”, as defined in Rule 902(h) of Regulation S, in which we did not engage in any directed selling efforts, as defined in Regulation S. Onyx Trading Inc. represented to us that it is not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person.

We issued 2,977,528 shares of our common stock at a price of $0.05 per share to a total of 70 purchasers on November 16, 2005 for total proceeds of $148,876. The closing of this offering was completed concurrently with the acquisition of the intellectual property from Onyx. We completed this offering pursuant to Rule 903 of Regulation S of the Securities Act. Each sale of shares was completed as an “offshore transaction”, as defined in Rule 902(h) of Regulation S, on the basis that: (i) each investor was outside of the United States at the time the offer to purchase the shares was made; and (ii) at the time the subscription agreement for the shares was executed, the investor was outside of the United States or we had a reasonable belief that the investor was outside of the United States. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States. Each investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends have been affixed to the stock certificate issued to each purchaser in accordance with Regulation S confirming that the shares cannot be resold or transferred other than pursuant to Regulation S, registration under the Securities Act or an exemption from the registration requirements of the Securities Act. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We issued 12,000,000 shares of our common stock to Nordic IPTV Company ApS (formerly Makeitwork ApS) on February 7, 2006 pursuant to an asset purchase agreement between us and Nordic IPTV dated January 31, 2006. These shares were issued in consideration for the transfer to us by Nordic IPTV of acquisition of the intellectual property relating to its television portal application server technology. We completed this offering pursuant to Section 4(2) of the Securities Act and Rule 903 of Regulation S of the Securities Act. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to Nordic IPTV. These shares of common stock are restricted shares, as defined in the Securities Act, and have been endorsed with a legend confirming that the shares cannot be resold or transferred unless registered under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. In addition, the issuance of shares to Nordic IPTV was completed as an “offshore transaction”, as defined in Rule 902(h) of Regulation S, in which we did not engage in any directed selling efforts, as defined in Regulation S. Nordic IPTV represented to us that it is not a U.S. person, as defined in Regulation S, was not acquiring the shares for the account or benefit of a U.S. Person and did not execute the asset purchase agreement in the United States.

We issued 1,477,129 shares of our common stock at a price of $0.125 per share to a total of nine purchasers on April 10, 2006 for total proceeds of $184,613. We completed this offering pursuant to Rule 903 of Regulation S of the Securities Act. Each sale of shares was completed as an “offshore transaction”, as defined in Rule 902(h) of Regulation S, on the basis that: (i) each investor was outside of the United States at the time the offer to purchase the shares was made; and (ii) at the time the subscription agreement for the shares was executed, the investor was outside of the United States or we had a reasonable belief that the investor was outside of the United States. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States. Each investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends have been affixed to the stock certificate issued to each purchaser in accordance with Regulation S confirming that the shares cannot be resold or transferred other than pursuant to Regulation S, registration under the Securities Act or an exemption from the registration requirements of the Securities Act. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

ITEM 27. EXHIBITS.

Exhibit
Number	Description of Exhibit

3.1	Articles of Incorporation

3.2	Certificate of Amendment to Articles of Incorporation

3.3	By-Laws

5.1	Opinion of Lang Michener LLP, with consent to use, regarding the legality of the securities being registered

10.1	Asset Purchase Agreement dated October 1, 2005 between ITonis Inc. and Onyx Trading Inc.

10.2	Employment Agreement between ITonis Inc. and Antonin Kral dated January 1, 2006.

10.3	Employment Agreement between ITonis Inc. and Nicolas Lavaud dated February 1, 2006.

10.4	Asset Purchase Agreement between ITonis Inc. and Nordic IPTV Company ApS (formerly “Makeitwork ApS”) dated January 31, 2006

10.5	Reseller Agreement dated February 7, 2006 between ITonis Inc. and Makeitwork ApS

10.6	Lease Agreement concluded between Achat Real a.s. and Itonis CZ s.r.o. dated December 23, 2005

23.1	Consent of Independent Auditors

23.2	Consent of Counsel (Included in Exhibit 5.1)

24.1	Power of Attorney (Included on the signature page of this registration statement)

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1.           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)           To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; provided that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c)           To include any material information with respect to the plan of distribution,

provided, however, that paragraphs (a) and (b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 14(d) of the Securities Exchange Act of 1934.

2.           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.           To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.           That, for the purpose of determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)             Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 of Regulation C of the Securities Act;

(ii)            Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)            Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933 as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Praque, Czech Republic on May 10, 2006.

ITONIS INC.

By:	/s/ Nicolas Lavaud
Nicolas Lavaud
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Nicolas Lavaud, as his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution for him and his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments or any abbreviated registration statements and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

President, Chief Executive Officer,
/s/ Nicolas Lavaud	Chief Financial Officer and Director	May 10, 2006
Nicolas Lavaud

/s/ Antonin Kral	Chief Technical Officer and Director	May 10, 2006
Antonin Kral